As filed with the Securities and Exchange Commission on March 28, 2006

Registration No. ___________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form SB-2

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FacePrint Global Solutions, Inc.
(Exact name of Registrant as specified in its charter)

Wyoming	7372	33-0619256
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1111 E. Herndon Ave., Suite 115

Fresno, California 93720

Phone (559) 436-1060

(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)

Pierre Cote
President
FacePrint Global Solutions, Inc.
1111 E. Herndon Ave., Suite 115

Fresno, California 93720

Phone (559) 436-1060

 (Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Christopher H. Dieterich, Esq.
Dieterich & Associates
11300 West Olympic Blvd., Suite 800
Los Angeles, California 90064

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $.001 per share	101,250,000	$0.125	$12,656,250	$1,603.55

(1) Pursuant to Rule 416 of the Securities Act of 1933, as amended, the shares of common stock offered hereby also include such presently indeterminate number of shares of our common stock as shall be issued by us to the selling shareholders as a result of stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. For this purpose, we have used the closing price as reported on the Over-the-Counter Bulletin Board on  March 20, 2006.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section  8(a) , may determine.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL AND IS NOT A SOLICITATION OF AN OFFER TO BUY IN ANY STATE IN WHICH AN OFFER, SOLICITATION, OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED MARCH 28, 2006

PROSPECTUS

FACEPRINT GLOBAL SOLUTIONS, INC.

101,250,000 Shares of Common Stock

This prospectus relates to the offer and sale of up to 101,250,000 shares of common stock of FacePrint Global Solutions, Inc. (“we,” “us,” “our” or “FacePrint”) by certain persons who are stockholders of FacePrint, including Cornell Capital Partners, LP (“Cornell Capital Partners”).

FacePrint is not selling any shares of common stock in this offering and therefore will not receive any of the proceeds from this offering. FacePrint will, however, receive proceeds from the sale of common stock under the Standby Equity Distribution Agreement entered into as of February 22, 2006 with Cornell Capital Partners. All costs associated with this registration will be borne by FacePrint.

The shares of common stock are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering. On March 20, 2006, the last reported sale price of FacePrint’s common stock was $0.125 per share.  FacePrint’s common stock is presently listed on the Over-the-Counter Bulletin Board under the symbol “FCPG.”

Cornell Capital Partners is an “underwriter” within the meaning of the Securities Act of 1933 in connection with the sale of common stock it acquires pursuant to the Standby Equity Distribution Agreement. No other underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. This offering will terminate twenty-four months after the accompanying registration statement is declared effective by the Securities and Exchange Commission.

Cornell Capital Partners will pay us 97% of the lowest daily volume weighted average price of FacePrint’s common stock as quoted by Bloomberg, LP during the five consecutive trading day period immediately following the date FacePrint notifies Cornell Capital Partners that FacePrint desires to make a draw-down under the Standby Equity Distribution Agreement. In addition, Cornell Capital Partners will retain 6% of each draw-down under the Standby Equity Distribution Agreement and FacePrint is required to pay Yorkville Advisors, LLC, the investment manager for Cornell Capital Partners, $550 for each draw-down. FacePrint paid Cornell Capital Partners a one-time commitment fee equal to $190,000 in the form of 1,187,500 shares of common stock and paid Yorkville Advisors a structuring fee of $20,000, all of which are underwriting discounts payable or paid to Cornell Capital Partners.

Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under the applicable state securities laws or that an exemption from registration is available.

These securities are speculative and involve a high degree of risk.  You should purchase securities only if you can afford a complete loss of your investment.  See “Risk Factors” beginning on page 10.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 28, 2006

TABLE OF CONTENTS

Prospectus Summary	6
Risk Factors	10
Special Note Regarding Forward-Looking Statement	15
Use Of Proceeds	16
Standby Equity Distribution Agreement	18
Selling Stockholders	19
Plan Of Distribution	21
Management’s Discussion And Analysis Of Financial Condition And Results Of Operations	23
Business	25
Management	30
Security Ownership Of Certain Beneficial Owners And Management	34
Market For Our Common Stock, Dividends And Related Stockholder Information	35
Selected Condensed Financial Information	36
Description Of Capital Stock	37
Transfer Agent And Registrar	37
Legal Matters	37
Experts	37
Where You Can Find More Information	37
Index To Consolidated Financial Statements	F-1

PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus. While this summary highlights what FacePrint considers to be the most important information about the Company, you should carefully read this prospectus and the registration statement of which this prospectus is a part in their entirety before investing in the Company’s common stock, especially the risks of investing in FacePrint’s common stock, which is discussed later in “Risk Factors,” financial statements and related notes beginning on page F-1.

About FacePrint Global Solutions, Inc.

FacePrint Global Solutions, Inc. (“FacePrint”) was originally organized under the laws of the State of Wyoming on November 12, 1999 as Dostuk Holdings, Inc.  FacePrint Global Solutions, Inc., a separate company (the “Subsidiary”) was organized under the laws of the State of California on January 30, 2003. On March 31, 2003,  Dostuk Holdings acquired Subsidiary pursuant to an Agreement and Plan of Reorganization signed earlier, on March 17, 2003.  The agreement called for Dostuk Holdings to issue 24,070,000 shares of its common stock to the shareholders of Subsidiary in exchange for all 24,070,000 outstanding shares of Subsidiary’s common stock, causing Subsidiary to then become a wholly-owned subsidiary of Dostuk.  Dostuk then changed its name to “Face Print Global Solutions, Inc.,” as a Wyoming corporation.  The acquisition has been accounted for as a recapitalization of Subsidiary in a manner similar to a reverse purchase.  Accordingly, the equity transactions have been restated to reflect the recapitalization of Subsidiary and the operations of Dostuk prior to the date of acquisition have been eliminated.  The financial statements reflect the operations of Subsidiary from its inception.

FacePrint Global Solutions, Inc., which will be identified as “Face Print” or the “Company,” plans to develop and market facial recognition software.  The Company has also has been marketing playing cards printed with custom faces.  The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

The Company was organized to develop and market composite picture and facial recognition software for use in anti-terrorism, crime solving and private security and also to develop e-Learning for Law Enforcement, Correctional and Victimology. The Company is also in the process of developing a biometric GPS smart card.

The Company commenced receiving revenues in the quarter ended December 31, 2003. The Company’s net losses in its fiscal year ended March 31, 2005 were approximately $7,012,546. The Company had no operations until January 30, 2003 when its operating subsidiary was incorporated in the State of California.

The Company has also developed a secondary business of distributing and marketing a deck of playing cards under a license with the Fox television show "America's Most Wanted." The cards feature the faces and brief data regarding America's most wanted criminals and have been marketed via the internet. The license expired in October 2004, and the company is no longer pursuing that secondary business.

The Company’s address is 1111 E. Herndon, Suite 115, Fresno, California 93720 and its telephone number is (559) 436-1060.

Summary of the Offering

This offering relates to the sale of common stock by selling stockholders consisting of (i) Cornell Capital Partners, which intends to sell up to 101,250,000 shares of common stock, 100,000,000 of which shares may be purchased by Cornell Capital Partners from FacePrint under the Standby Equity Distribution Agreement;  1,187,500 of which shares were issued to Cornell Capital Partners upon the signing of the Standby Equity Distribution Agreement as a commitment fee, and 62,500 of which were issued to Newbridge Securities Corp., as a placement agent fee.

Pursuant to the Standby Equity Distribution Agreement, FacePrint may, at its discretion, periodically issue and sell to Cornell Capital Partners shares of common stock for a total purchase price of up to $10 million. The amount of each draw-down is subject to a maximum draw-down amount of $550,000, and FacePrint may not submit any request for a draw-down within five trading days of a prior request. Cornell Capital Partners will pay FacePrint 97% of the lowest daily volume weighted average price of the Company’s common stock during the five consecutive trading day period immediately following the date FacePrint notifies Cornell Capital Partners that the Company desires to access the Standby Equity Distribution Agreement. Cornell Capital Partners shall retain 6% of each draw-down it makes to FacePrint and the Company is required to pay Yorkville Advisors, LLC, the investment manager for Cornell Capital Partners, $550, for each draw-down. FacePrint paid Cornell Capital Partners a one-time commitment fee equal to $190,000 in the form of 1,187,500 shares of common stock and paid Yorkville Advisors a structuring fee of $20,000, all of which are underwriting discounts payable or paid to Cornell Capital Partners. FacePrint understands that Cornell Capital Partners intends to sell any shares purchased under the Standby Equity Distribution Agreement at the then prevailing market price. Among other things, this prospectus relates to the shares of common stock to be issued under the Standby Equity Distribution

Agreement. There are substantial risks to investors as a result of the issuance of shares of common stock under the Standby Equity Distribution Agreement. These risks include dilution of stockholders, significant decline in FacePrint’s stock price and the inability to draw sufficient funds when needed.

There is an inverse relationship between FacePrint’s stock price and the number of shares to be issued under the Standby Equity Distribution Agreement in exchange for a cash payment of a particular size. That is, as FacePrint’s stock price declines, the company would be required to issue a greater number of shares under the Standby Equity Distribution Agreement for a given draw-down. This inverse relationship is demonstrated by the following table, which shows the number of shares to be issued under the Standby Equity Distribution Agreement assuming that FacePrint draw-downs the Standby Equity Distribution Agreement in full at $0.125 per share (the closing price of FacePrint common stock on March 27, 2006) and at a 25%, 50% and 75% discount to that price.

	Market Price: $0.125	Market Price: $0.0938	Market Price: $0.0625	Market Price: $0.0313
No. of Shares (1):	80,000,000	106,666,667	160,000,000	320,000,000
Total Outstanding (2):	157,524,726	184,191,393	237,524,726	397,524,726
Percent Outstanding (3):	103.14	154.71	206.28	309.42
Net Cash to Access (4):	9,335,000	9,335,000	9,335,000	9,335,000

(1)           Represents the number of shares of common stock which could be issued to Cornell Capital Partners under the Standby Equity Distribution Agreement at the prices set forth in the table.

(2)           Represents the total number of shares of common stock outstanding after the issuance of the shares to Cornell Capital Partners under the Standby Equity Distribution Agreement, including the 1,187,500 shares issued to Cornell Capital Partners as a commitment fee and the 62,500 shares issued to Newbridge Securities Corp., as a placement agent fee.

(3)           Represents the shares of common stock to be issued as a percentage of the total number shares outstanding as of March 27, 2006 (77,524,726).

(4)           Net cash equals the gross proceeds minus the 6% fee to be paid to Cornell Capital Partners, the $20,000 fee paid to Yorkville Advisors and approximately $25,000 in offering expenses.

FacePrint engaged Newbridge Securities Corp., a registered broker-dealer, to act as placement agent in connection with the Standby Equity Distribution Agreement. FacePrint paid Newbridge Securities Corp. a fee of $10,000 in the form of 62,500 shares of common stock as of February 22, 2006, under a Placement Agent Agreement.

SUMMARY OF THE OFFERING

Common Stock Offered	101,250,000 shares by the selling stockholders.

Offering Price	Market Price

Common Stock Outstanding Before the Offering	77,524,726 shares as of March 28, 2006

Use of Proceeds

FacePrint will not receive any proceeds of the shares offered by the selling stockholders. Any proceeds received from the sale of common stock under the Standby Equity Distribution Agreement will be used for general working capital purposes. See “Use of Proceeds.”

Risk Factors	The securities offered hereby involve a high degree of risk. See “Risk Factors” beginning on page 4.

Over-the-Counter Bulletin Board symbol	FCPG

Selected Condensed Financial Information

The statements of operations data for the years ended March 31, 2004 and 2005 and the balance sheet data as of December 31, 2004 and 2005 are derived from ~~Face Print’s~~ our audited consolidated financial statements and footnotes thereto included in the section beginning on page F-1.  This data should be read together with ~~Face Print’s~~ our consolidated financial statements and related footnotes thereto included in the section beginning on page F-1 and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	Year Ended March 31,
	2005	2004

Statement of Operations Data:
Total revenue	$13,412	$41,241
Operating expenses:
Selling	36,561	57,196
General and administrative	6,849,449	907,284
Other income (expense), net	(128,092)	(9,303)
Net loss	$(7,012,546)	$(941,307)
Basic and diluted net loss per share	$(0.18)	$(0.03)

	As of December 31,
	2005	2004

Balance Sheet Data:
Cash	$ -	$ -
Accounts receivable	-	537
Total Assets	5,855	51,369
Working Capital	(1,133,212)	(474,863)
Total stockholders’ equity	$ (1,477,731)	$ (489,961)

RISK FACTORS

Any investment in FacePrint’s securities involves a high degree of risk. You should carefully consider the risks described below, which FacePrint believes are all the material risks to FacePrint’s business, together with the information contained elsewhere in this prospectus, before you make a decision to invest in the company.

Risks Relating to Our Early Stage of Development

FacePrint has  a limited operating history on which potential investors may evaluate the company’s operations and prospects for profitable operations.  If we are unable to begin and sustain profitable operations, investors may lose their entire investment in us. We are in the early growth stage, and our prospects must be considered speculative in light of the risks, expenses and difficulties frequently encountered by companies in their early stages of growth, particularly in light of the uncertainties relating to the new, competitive and rapidly evolving markets in which we anticipate we will operate. To attempt to address these risks, we must, among other things, locate and acquire various businesses which would be able to work together to strengthen their positions in the market. A substantial risk is involved in investing in us because, as an early growth stage company,

•

we have fewer resources than an established company;

•

our management may be more likely to make mistakes at such an early stage; and

•

We may be more vulnerable operationally and financially to any mistakes that may be made, as well as to external factors beyond our control.

These difficulties would be compounded in the event that we acquire a business with a heavy dependence on emerging and sometimes unproven technologies.  In addition, some of our significant potential revenue sources may involve ethically sensitive and controversial issues which could become the subject of legislation or regulations that could materially restrict our operations and, therefore, harm our financial condition, operating results and prospects for bringing our investors a return on their investment.

We have a history of operating losses, and we cannot assure you that we will achieve future revenues or operating profits. We have generated little revenue to date from our limited operations.  Historically, we have had net operating losses since our inception.  Our cumulative losses since inception are approximately $16,557,196 as of December 31, 2005. Our net working capital deficit is approximately $(1,133,212) as of December 31, 2005. In the quarter ended December 31, 2005 we had revenues of $65. There can be no assurance that FacePrint will be able to develop and market its facial recognition and facial recognition related products, or its other products will achieve a significant level of sales or attain profitability.

Face Print may need to raise additional capital or debt financing to sustain operations. Unless Face Print can become profitable with the existing sources of funds Face Print has available, including funds to be received under the terms of the Equity Distribution Agreement, or the Company’s operations generate sufficient cash flows to enable the Company to generate a profit on a sustained basis, Face Print will require additional capital to sustain operations and Face Print may need access to additional capital or additional debt financing to grow its operations. In addition, to the extent that Face Print has a working capital deficit and cannot offset the deficit from profitable sales, Face Print may have to raise capital to repay the deficit and provide more working capital to permit growth in revenues. Face Print cannot assure that financing, whether from external sources or related parties, will be available if needed or on favorable terms. Face Print’s potential inability to obtain adequate financing, if necessary, will result in the need to reduce the pace of business operations. Any of these events could be materially harmful to the Company’s business and may result in a lower stock price and could cause Face Print to cease operations altogether.

Face Print’s existing and new products, services and technologies may never be profitable. The Company previously invested resources in the development of EZ-FACE and its suite of products, which should have a broad market application in the security sector. Additional funds are required to complete the development of the products. Our management has made the decision to invest a major portion of the proceeds from the Equity Distribution Agreement in the development of the products. Substantial revenues from these products, services and technologies may not be achieved for a number of years, if at all. Moreover, these products and services may never be profitable.

Face Print needs to establish and maintain strategic and licensing relationships. Face Print’s success will depend in part upon its ability to establish and maintain strategic and licensing relationships with companies in its markets as well as in related business fields. Face Print believes that these relationships are needed to allow Face Print access to manufacturing, sales and distribution resources. However, the amount and timing of resources to be devoted to these activities by other companies are not within Face Print's control. There can be no assurance that Face Print will be able to maintain its existing relationships or enter into beneficial relationships in the future, that other parties will perform their obligations as expected or that Face Print's reliance on others will not result in unforeseen problems. There can be no assurance that Face Print's current and potential future strategic partners and licensees will not develop or pursue alternative technologies either on their own or in collaboration with others, including with Face Print's competitors. The failure of any of Face Print's current or future collaboration efforts could have a material adverse effect on Face Print's ability to sell existing products or to introduce new products or applications and therefore could have a material adverse effect on Face Print's business, financial condition and results of operations.

Risks Relating to FacePrint’s Common Stock

The sale or issuance of a substantial number of shares may adversely affect the market price for FacePrint common stock.  Sale of a substantial number of shares of our common stock in the public market, or the perception that such sales could occur, could significantly and negatively affect the market price for our common stock.  We expect that we will likely issue a substantial number of shares of our capital stock in financing transactions in under the Standby Equity Distribution Agreement in order to fund our operations and the growth of our business.  We may also continue to pay for certain goods and services with equity, which would dilute your interest in the Company. Also, sales of the shares issued in this manner could negatively affect the market price of our stock.

Sales of our shares of common stock under the Standby Equity Distribution Agreement could result in significant dilution to the existing shareholders. The issuance of shares of our common stock under the Standby Equity Distribution Agreement will dilute our existing stockholders and the issuance or even potential issuance of such shares could have a negative effect on the market price of our common stock.  As a result, our net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price, the more shares of common stock we will have to issue under the Standby Equity Distribution Agreement to draw-down the full amount. If our stock price is lower, then our existing stockholders would experience greater dilution.

We do not intend to pay cash dividends on our common stock in the foreseeable future.  Any payment of cash dividends will depend upon our financial condition, results of operations, capital requirements and other factors and will be at the discretion of the Board of Directors. We do not anticipate paying cash dividends on our common stock in the foreseeable future. Furthermore, we may incur additional indebtedness that may severely restrict or prohibit the payment of dividends.

Sales of our stock under the Standby Equity Distribution Agreement could encourage short sales by third parties which could contribute to the future decline of our stock price.  In many circumstances, the provisions of a Standby Equity Distribution Agreement have the potential to cause significant downward pressure on the price of our common stock. This is especially true if the shares being placed into the market exceed the market’s ability to buy the increased stock. Such an event could place further downward pressure on the price of our common stock. We may request numerous draw-downs pursuant to the terms of the Standby Equity Distribution Agreement. Even if we use the Standby Equity Distribution Agreement to invest in assets that are materially beneficial to us, the opportunity exists for short sellers and others to contribute to the future decline of our stock price. If there are significant short sales of stock, the price decline that would result from this activity in turn may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for our common stock, the price will decline.

We may not be able to make a draw-down under the equity distribution agreement if Cornell Capital Partners holds more than 9.9% of our common stock.  Pursuant to our agreement with Cornell Capital Partners, in the event Cornell Capital Partners holds more than 9.9% of our then-outstanding common stock, we will be unable to make a draw-down under the Standby Equity Distribution Agreement. A possibility exists that Cornell Capital Partners may own more than 9.9% of our outstanding common stock at a time when we would otherwise plan to make a draw-down under the Standby Equity Distribution Agreement. In that event, if we are unable to obtain additional external funding, we could be forced to curtail or cease our operations.

Ours common stock may be affected by limited trading volume and may fluctuate significantly, which may affect the Company’s shareholders' ability to sell shares of their common stock.  Prior to the date of this prospectus, there has been a limited public market for Face Print’s common stock and there can be no assurance that a more active trading market for the Company’s common stock will develop. An absence of an active trading market could adversely affect Face Print’s shareholders' ability to sell the Company’s common stock in short time periods, or possibly at all. Face Print’s common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of the Company’s common stock without regard to its operating performance. In addition, Face Print believes that factors such as quarterly fluctuations in its financial results and changes in the overall economy or the condition of the financial markets could cause the price of Face Print’s common stock to fluctuate substantially. These fluctuations may also cause short sellers to enter the market from time to time in the belief that Face Print will have poor results in the future. Face Print cannot predict the actions of market participants and, therefore, can offer no assurances that the market for the Company’s stock will be stable or appreciate over time. The market factors may negatively impact on Face Print’s shareholders' ability to sell shares of the Company's common stock.

Our common stock is deemed to be "penny stock," which may make it more difficult for investors to sell their shares due to suitability requirements.  Face Print’s common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. This classification may reduce the potential market for Face Print’s common stock by reducing the number of potential investors. This may make it more difficult for investors in Face Print’s common stock to sell shares to third parties or to otherwise dispose of them. This could cause Face Print’s stock price to decline. Penny stocks are stocks:

° With a price of less than $5.00 per share;

° That are not traded on a "recognized" national exchange;

° Whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ listed stock must still have a price of not less than $5.00 per share); or

° In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $10.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor.

Cornell Capital Partners will pay less than the then-prevailing market price of Face Print’s common stock under the equity distribution agreement.   The common stock to be issued under the Equity Distribution Agreement will be issued at 97% of the lowest volume weighted average price during the five trading days following the date notice is given by the Company that it desires an advance. In addition, Cornell Capital Partners will retain 6% from each advance. These discounted sales could cause the price of Face Print’s common stock to decline.

Cornell Capital Partners may sell Face Print’s shares of common stock prior to the date the stock is delivered to it.  Cornell Capital Partners is deemed to beneficially own the shares of common stock corresponding to a particular advance on the date that Face Print delivers an advance notice to Cornell, which is prior to the date the stock is delivered to Cornell. Cornell may sell such shares any time after Face Print delivers an advance notice. Accordingly, Cornell may sell such shares during the pricing period. Such sales may cause Face Print’s stock price to decline.

Our insurance policies may be inadequate and potentially expose us to unrecoverable risks.  We will have limited director and officer insurance and commercial insurance policies. Any significant insurance claims would have a material adverse effect on our business, financial condition and results of operations.  Insurance availability, coverage terms and pricing continue to vary with market conditions. We endeavor to obtain appropriate insurance coverage for insurable risks that we identify, however, we may fail to correctly anticipate or quantify insurable risks, we may not be able to obtain appropriate insurance coverage, and insurers may not respond as we intend to cover insurable events that may occur. We have observed rapidly changing conditions in the insurance markets relating to nearly all areas of traditional corporate insurance. Such conditions have resulted in higher premium costs, higher policy deductibles, and lower coverage limits. For some risks, we may not have or maintain insurance coverage because of cost or availability.

Risks Relating to Government Regulation

We may not be able to adequately protect against piracy of intellectual property in foreign jurisdictions. Considerable research in the areas similar to those of the Company is being performed in countries outside of the United States, and a number of our competitors are located in those countries.  The laws protecting intellectual property in some of those countries may not provide protection for our trade secrets and intellectual property adequate to prevent our competitors from misappropriating our trade secrets or intellectual property.  If our trade secrets or intellectual property are misappropriated in those countries, we may be without adequate remedies to address the issue.

Risks Relating to Competition

We may not be able to outperform our competitors in quality of software or service.  There are a number of facial recognition and composite software developers. However, their products are based on a set of biometric algorithms that were developed in the late 1980's and 1990's. Our products will be based on new biometric algorithms we have developed. The software industry is intensely competitive and subject to rapid technological change.  There are several major competitors in the facial manipulation and recognition software market:  Compu-Sketch, Facette – Face Design Systems, FacePro-Faurot, Suspect ID- Imageware, Identikit.net – Smith and Wesson, EFIT- Aspley Ltd. and FACES-IQ.

General Risks Relating to Our Business

We may be subject to litigation that will be costly to defend or pursue and uncertain in its outcome.  Our business may bring us into conflict with our licensees, licensors, or others with whom we have contractual or other business relationships, or with our competitors or others whose interests differ from ours. If we are unable to resolve those conflicts on terms that are satisfactory to all parties, we may become involved in litigation brought by or against us. That litigation is likely to be expensive and may require a significant amount of management’s time and attention, at the expense of other aspects of our business. The outcome of litigation is always uncertain, and in some cases could include judgments against us that require us to pay damages, enjoin us from certain activities, or otherwise affect our legal or contractual rights, which could have a significant adverse effect on our business.

We depend on key personnel for our continued operations and future success, and a loss of certain key personnel could significantly hinder our ability to move forward with our business plan. Because of the specialized nature of our business, we are highly dependent on our ability to identify, hire, train and retain highly qualified personnel for the research and development activities we conduct or sponsor. The loss of one or more certain key executive officers, or technical officers, would be significantly detrimental to us.  In addition, recruiting and retaining qualified personnel to perform research and development work is critical to our success. Our anticipated growth and expansion into areas and activities requiring additional expertise, such as testing, regulatory compliance, manufacturing and marketing, will require the addition of new management personnel and the development of additional expertise by existing management personnel. There is intense competition for qualified personnel in the areas of our present and planned activities, and there can be no assurance that we will be able to continue to attract and retain the qualified personnel necessary for the development of our business. The failure to attract and retain such personnel or to develop such expertise would adversely affect our business.

We have no product liability insurance, which may leave us vulnerable to future claims we will be unable to satisfy. The testing, manufacturing, marketing and sale of software and other products entail an inherent risk of product liability claims, and we cannot assure you that substantial product liability claims will not be asserted against us. We have no product liability insurance. If we are forced to spend significant funds on defending product liability actions, and if those funds come from operating capital, we will be required to reduce our business activities, which could lead to significant losses.

We cannot assure you that adequate insurance coverage will be available in the future on acceptable terms, if at all, or that, if available, we will be able to maintain any such insurance at sufficient levels of coverage or that any such insurance will provide adequate protection against potential liabilities. Whether or not a product liability insurance policy is obtained or maintained in the future, any product liability claim could harm our business or financial condition.

We face risks related to compliance with corporate governance laws and financial reporting standards.  The Sarbanes-Oxley Act of 2002, as well as related new rules and regulations implemented by the Securities and Exchange Commission and the Public Company Accounting Oversight Board, required changes in the corporate governance practices and financial reporting standards for public companies. These new laws, rules and regulations, including compliance with Section 404 of the Sarbanes-Oxley Act of 2002 relating to internal control over financial reporting (“Section 404”), have materially increased our legal and financial compliance costs and made some activities more time-consuming and more burdensome. Section 404 of the Sarbanes-Oxley Act of 2002 requires that our management assess our internal control over financial reporting annually and include a report on its assessment in our annual report. There exist material weaknesses and deficiencies at this time in the Company’s internal controls.  These weaknesses and deficiencies could have a material adverse effect on our business and operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the sections titled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” contains forward-looking statements. Forward-looking statements convey our current expectations or forecasts of future events. All statements contained in this prospectus other than statements of historical fact are forward-looking statements. Forward-looking statements include statements regarding our future financial position, business strategy, budgets, projected costs, plans and objectives of management for future operations. The words “may,” “continue,” “estimate,” “intend,” “plan,” “will,” “believe,” “project,” “expect,” “could,” “would,” “anticipate” and similar expressions may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. These forward-looking statements include, among other things, statements about:

•                  our ability to hire and retain the employees necessary to staff our development programs;

•                  our use of the net proceeds from the sale of common stock under the Standby Equity Distribution Agreement; and

•                  our estimates of future performance.

Any or all of our forward-looking statements in this prospectus may turn out to be inaccurate. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. They may be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties, including the risks, uncertainties and assumptions described in “Risk Factors.” In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur as contemplated, and actual results could differ materially from those anticipated or implied by the forward-looking statements.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders. There will be no proceeds to us from the sale of shares of the 1,250,000 shares of common stock in this offering that have already been issued. We will, however, receive the proceeds from the sale of shares of common stock to Cornell Capital Partners under the Standby Equity Distribution Agreement. The purchase price of the shares purchased under the Standby Equity Distribution Agreement will be equal to 97% of the lowest daily volume weighted average price of our common stock during the five consecutive trading day period immediately following the date we notify Cornell Capital Partners that we desire to make a draw-down under the Standby Equity Distribution Agreement. We will pay a fee equal to 6% of each draw-down to Cornell Capital Partners and $550 for each draw-down to Yorkville Advisors as an additional fee.

Pursuant to the Standby Equity Distribution Agreement, the amount of each draw-down is subject to a maximum amount of $550,000, and we may not submit any request for a draw-down within five trading days of a prior request, or request more than $10 million over 24 months from the date of this prospectus. We may not request draw-downs if the shares to be issued in connection with such draw-downs would result in Cornell Capital Partners owning more than 9.9% of our outstanding common stock.

For illustrative purposes only, we have set forth below our intended use of proceeds assuming receipt of the maximum amount of net proceeds available under the Standby Equity Distribution Agreement. The table assumes estimated offering expenses of $25,000, plus the 6% fee payable to Cornell Capital Partners under the Standby Equity Distribution Agreement and the $20,000 fee paid to Yorkville Advisors. The figures below are estimates only, and may be changed due to various factors, including the timing of the receipt of the proceeds.

Gross Proceeds	$10,000,000
Net Proceeds	$9,355,000
Number of shares issued under the Standby Equity Distribution Agreement at an assumed offering price of $0.125	80,000,000
Use of Proceeds: (See chart below for detailed use with varying assumptions)
General Working Capital	$9,355,000

The Standby Equity Distribution Agreement limits our use of proceeds to general corporate purposes. However, we cannot use the net proceeds from this offering for the payment (or loan to any such person for the payment) of any judgment, or other liability, incurred by any executive officer, officer, director or employee of ours, except for any liability owed to such person for services rendered, or if any judgment or other liability is incurred by such person originating from services rendered to us, unless we have indemnified such person from liability.

ASSUMPTIONS:

GROSS PROCEEDS

$2,500,000

$5,000,000

$10,000,000

NET PROCEEDS

$2,305,000

$4,655,000

$9,355,000

NO. OF SHARES ISSUED UNDER THE

EQUITY DISTRIBUTION AGREEMENT

AT AN ASSUMED PRICE OF $.125

20,000,000

40,000,000

80,000,000

USE OF PROCEEDS:

AMOUNT

AMOUNT

AMOUNT

--------------------------------------

------------

------------

------------

Marketing and business development

   $283,238

   $624,488

$1,306,988

R&D and product development

   $755,300

$1,665,300

$3,485,300

Operating capital

   $407,650

   $937,650

$1,997,650

Repayment of debt,

   $386,750

   $386,750

   $386,750

    including promissory note for

    $396,000 issued to private investors

Mergers and acquisitions

   $472,063

$1,040,813

$2,178,313

TOTAL

$2,305,000

$4,655,000

$9,355,000

========================

==========

==========

==========

STANDBY EQUITY DISTRIBUTION AGREEMENT

Overview

On February 22, 2006, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners. Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell Capital Partners shares of common stock for a total purchase price of up to $10 million. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners will pay us the lowest daily volume weighted average price of our common stock during the five consecutive trading day period immediately following the date we notify Cornell Capital Partners that we desire to access the Standby Equity Distribution Agreement. The number of shares purchased by Cornell Capital Partners for each draw-down is determined by dividing the amount of each draw-down by the purchase price for the shares of common stock, less a 3% discount. Further, Cornell Capital Partners will retain 6% of each draw-down under the Standby Equity Distribution Agreement and we will pay $550 for each draw-down to Yorkville Advisors as an additional fee. Cornell Capital Partners is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. The sale of the shares under the Standby Equity Distribution Agreement is conditioned upon us registering the shares of common stock with the Securities and Exchange Commission. We will bear the costs associated with this registration. There are no other significant closing conditions to draws under the equity line, except as specified below.

Standby Equity Distribution Agreement Explained

Pursuant to the Standby Equity Distribution Agreement, we may periodically sell shares of common stock to Cornell Capital Partners to raise capital to fund our working capital needs. The periodic sale of shares is known as a draw-down. We may request a draw-down every five trading days. A closing will be held six trading days after such written notice at which time we will deliver shares of common stock and Cornell Capital Partners will pay the draw-down amount. We may request draw-downs under the Standby Equity Distribution Agreement once the underlying shares are registered with the SEC. Thereafter, we may continue to request draw-downs until Cornell Capital Partners has advanced us a total amount of $10 million or 24 months after the date of this prospectus, whichever occurs first.

The amount of each draw-down is subject to a maximum amount of $550,000, and we may not submit a request for a draw-down within five trading days of a prior request. The amount available under the Standby Equity Distribution Agreement is not dependent on the price or volume of our common stock. We may not request draw-downs if the shares to be issued in connection with such draw-downs would result in Cornell Capital Partners owning more than 9.9% of our outstanding common stock.  If Cornell Capital Partners owns more than 9.9% of our outstanding common stock at a time when we would otherwise plan to take a draw-down under the Standby Equity Distribution Agreement, we would not be able to make that draw-down.

We do not have any agreements with Cornell Capital Partners regarding the holding or distribution of  stock.

We cannot predict the actual number of shares of common stock that will be issued pursuant to the Standby Equity Distribution Agreement in part because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of draw-downs we intend to make. Nonetheless, we can estimate the number of shares of our common stock that will be issued using certain assumptions. Assuming we issued the number of shares of common stock being registered in the accompanying registration statement at the closing price on March 27, 2006 ($0.125 per share) we would issue 80,000,000 shares of common stock to Cornell Capital Partners for gross proceeds of $10,000,000.  We previously paid a commitment fee of 1,187,500 shares of our common stock to Cornell Capital Partners and a placement agent fee of 62,500 shares of common stock to Newbridge Securities Corp.  Assuming the price at which we drew down the Standby Equity Line of Credit was $0.125, we would have issued 103% of our outstanding common stock as of March 27, 2008 (the end of the Equity Line Agreement).

SELLING STOCKHOLDERS

The following table presents information regarding the selling stockholders. The selling stockholders assisted in or provided financing to us.

Selling Stockholder	Shares Beneficially Owned Before Offering	Percentage of Outstanding Shares Beneficially Owned Before Offering (1)	Shares to be Acquired under the Standby Equity Distribution Agreement	Percentage of Outstanding Shares Beneficially Owned Assuming Acquisition of All Shares Acquired Under Standby Equity Distribution Agreement (1)	Shares to be Sold in the Offering	Percentage of Outstanding Shares Beneficially Owned After the Offering (1)

Cornell Capital Partners, LP	1,187,250	1.6	80,000,000	103.19	81,187,250	0

Newbridge Capital Corp.	62,500	0.08	0	0.04	62,500	0

 (1)   Applicable percentage of ownership is based on 77,524,726 shares of common stock outstanding as of March 27, 2006, together with securities exercisable for or convertible into shares of common stock within 60 days of March 28, 2006, for each stockholder. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Securities Exchange Act of 1934, as amended. Each person or group identified possesses sole voting and investment power with respect to the shares. Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them within 60 days are treated as outstanding only for purposes of determining the number of and percent owned by such person (1,187,250 additional Cornell shares).

Shares Acquired In Financing Transactions

The following information contains a description of each selling stockholder’s relationship to us, and how each selling stockholder acquired the shares to be sold in this offering is detailed below. Neither of the selling stockholders have held a position or office, or had any other material relationship, with us, except as follows:

Cornell Capital Partners

Cornell Capital Partners is the investor under the Standby Equity Distribution Agreement and a holder of shares of our common stock. Yorkville Advisors, LLC, the general partner of Cornell Capital Partners controls and makes all investment decisions for Cornell Capital Partners. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of and controls Yorkville Advisors. All the shares being registered for Cornell Capital Partners under this registration statement have been issued or are issuable to Cornell Capital Partners pursuant to the Standby Equity Distribution Agreement which we entered into on February 22, 2006. Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell Capital Partners shares of common stock for a cumulative purchase price of up to $10 million. For each share of common stock purchased under the

Standby Equity Distribution Agreement, Cornell Capital Partners will pay us 97% of the lowest daily volume weighted average price of our common stock during the five consecutive trading day period immediately following the date we notify Cornell Capital Partners that we desire to access the Standby Equity Distribution Agreement. Further, Cornell Capital Partners will retain 6% of each draw-down under the Standby Equity Distribution Agreement and we will pay $550 for each draw-down to Yorkville Advisors as an additional fee.  We paid Cornell Capital Partners a one-time commitment fee equal to $190,000 in the form of 1,187,500 shares of common stock and paid Yorkville Advisors a structuring fee of $20,000 in connection with the Standby Equity Distribution Agreement.

Newbridge Securities Corp.

We engaged Newbridge Securities Corp., a registered broker-dealer, to act as placement agent in connection with the Standby Equity Distribution Agreement. We paid Newbridge Securities Corp. a fee of $10,000 in the form of 62,500 shares of common stock on February 22, 2006, under a Placement Agent Agreement.  Each of Guy Amico, Newbridge Securities Corp.’s President and Chief Executive Officer, makes investment decisions for Newbridge Securities Corp.

PLAN OF DISTRIBUTION

The selling stockholders have advised us that the sale or distribution of our common stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the Over-the-Counter Bulletin Board or in any other market on which the price of our shares of common stock are quoted or (ii) in transactions otherwise than on the Over-the-Counter Bulletin Board or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved).

Cornell Capital Partners is an “underwriter” within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Standby Equity Distribution Agreement. Cornell Capital Partners will pay us the lowest daily volume weighted average price of our common stock during the five consecutive trading day period immediately following the date we notify Cornell Capital Partners that we desire to access the Standby Equity Distribution Agreement. In addition, Cornell Capital Partners will retain 6% of each draw-down under the Standby Equity Distribution Agreement and we are required to pay Yorkville Advisors, LLC, the investment manager for Cornell Capital Partners, $550 for each draw-down. We paid Cornell Capital Partners a one-time commitment fee equal to $190,000 in the form of 1,187,500 shares of common stock and paid Yorkville Advisors a structuring fee of $20,000, all of which are underwriting discounts payable or paid to Cornell Capital Partners.

The following table shows the discount that Cornell Capital Partners will receive in connection with our draw-down in full of the Standby Equity Distribution Agreement, assuming a market price of $0.125 (the closing price of the common stock on March 20, 2006) and the issuance of 80,000,000 shares of our common stock.

	Per share	Total
Market price	$0.125	$10,000,000
Discount (6% and $20,000 fee to Yorkville Advisors) (1)	$0.0078	$620,000
Proceeds before expenses	$10,000,000	$9,380,000

(1)  Does not include the $550 per draw-down fee to be paid to Yorkville Advisors.

In addition, we engaged Newbridge Securities Corp., a registered broker-dealer, to act as placement agent in connection with the Standby Equity Distribution Agreement. We paid Newbridge Securities Corp. a fee of $10,000 in the form of 62,500 shares of our common stock on February 22, 2006 pursuant to a Placement Agent Agreement.

Cornell Capital Partners was formed in February 2000 as a Delaware limited partnership. Cornell Capital Partners is a domestic hedge fund in the business of investing in and financing public companies. Cornell Capital Partners does not intend to make a market in our stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price. Prospective investors should take these factors into consideration before purchasing our common stock.

Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with.

We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public other than commissions, fees and discounts of underwriters, brokers, dealers and agents. If any of these other expenses exist, we expect the selling stockholders to pay these expenses. We have agreed to indemnify Cornell Capital Partners and its controlling persons against certain liabilities. We estimate that the expenses of the offering to be borne by us will be approximately $25,000.

The selling stockholders are subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and its regulations, including Regulation M. Under Regulation M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this prospectus. Pursuant to the requirements of Item 512 of Regulation S-K and as stated in Part II of this Registration Statement, we must file a post-effective amendment to the accompanying Registration Statement once informed of a material change from the information set forth with respect to the Plan of Distribution.

Pursuant to our agreement with Cornell Capital Partners, in the event Cornell Capital Partners holds more than 9.9% of our then-outstanding common stock, we will be unable to make a draw-down under the Standby Equity Distribution Agreement. A possibility exists that Cornell Capital Partners may own more than 9.9% of our outstanding common stock at a time when we would otherwise plan to make a draw-down under the Standby Equity Distribution Agreement

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

FacePrint is a software-development company engaged in facial recognition and facial imagery. Our mission is to become a world leader in the field of biometrics and to develop high accuracy products in facial recognition technology. We address the critical needs in facial recognition related to identity verification in crime-prevention and worldwide efforts against terrorism.

Our goal is to establish a standard in the identity authentication and validation with our E-DNA Bioprint Coding System(tm).

Our business targets public safety and security (law enforcement and homeland security), military access control, immigration and border controls, correctional departments, government agencies, Department(s) of Motor Vehicles and the Justice Department.

Our plan includes providing value added services. Within this framework, we will offer online courses in the area of law enforcement and biometry to ensure that private security personnel and law enforcement personnel receive adequate training in identification and verification, and in the use of new technologies.

In addition, FacePrint is seeking to distribute existing related technology products into it’s own target customer base and build a strong and effective sales and marketing team.

During the next twelve months, the Company expects to aggressively market and sell its EZ-FACE composite picture software, complete the development of its EZ-Scan and EZ-Match products, and license its software in the law enforcement and security markets. Management believes there is a large market opportunity for its software and related services, and management intends to aggressively pursue those opportunities.

At December 31, 2005, we had three full time employees and six part time consultants.

Results of Operations -- Fiscal Years Ended March 31, 2005 and March 31, 2004

Sales: Total sales were $13,412 in fiscal 2005 compared to $41,241 in fiscal 2004, a decrease of $27,829, or 67.5%. The decrease in sales was attributable to our phase-out of the America's Most Wanted playing cards.

Cost of Goods Sold: Cost of goods sold was $11,856 in fiscal 2005, representing approximately 88.39% of sales, compared to cost of goods sold of $8,765 in fiscal 2004, which represented 21.2% of sales for fiscal 2004. The increase in cost of goods sold in 2005, and the resulting increase in cost of goods sold as a percentage of sales, is primarily due to decreases in sales of the America's Most Wanted playing cards.

Operating Costs: Operating costs were $6,886,010 in fiscal 2005, compared to $964,480 in fiscal 2004, a 614% increase. This increase is directly attributable to increases in our payroll and increases in expenditures to outside consultants.

Operating (Loss)/Profit: Operating loss for fiscal 2005 was ($6,884,454) compared to our operating loss of ($932,004) in fiscal 2004, an increase of 638%. The increase in operating loss is attributable to increased payroll expenses and increased payments to consultants.

Other Income (Expense): Other income and (expense) was ($128,092) in fiscal 2005 compared to ($9,303) in fiscal 2004. The increase is due to increased interest expense.

Net (Loss)/Earnings: We reported a net loss of ($7,012,546) for fiscal 2005 compared to a net loss of ($941,307) for fiscal 2004. The increase in loss is attributable primarily to the factors outlined above that contributed to our increased operating costs, and to increased interest expenses.

Cash requirements, Liquidity and Capital Resources

Our principal source of operating capital has been provided by private sales of our common stock and convertible notes, stockholder loans, and stock issued for services, as well as some revenues from our operations. During the nine months ended December 31, 2005, the Company issued 21,870,000 shares of common stock for services valued at $5,467,500. During the nine months ended December 31, 2005, the Company issued 5,625,000 warrants to purchase common stock for services valued at $1,361,761. During the nine months ended December 31, 2005, the Company issued 1,075,555 warrants to purchase common stock for accrued salary valued at $143,000. The warrants were valued at $215,194 and additional compensation of $72,194 was recorded, or approximately $.20 per share. During the nine months ended December 31, 2005, the Company issued 167,875 warrants to purchase common stock in connection with the issuance of $335,750 in convertible debentures and allocated proceeds received of $27,334, or approximately $.16 per share to the warrants. A corresponding discount was recorded for the convertible debentures. During the nine months ended December 31, 2005, the Company bought back a total of 536,000 shares of common stock valued at $64,850. During the nine months ended December 31, 2005, the Company transferred 100,000 shares of its treasury stock for reduction of debt of $5,810 and for services valued at $14,190, or approximately $.20 per share. During the nine months ended December 31, 2005, 10,500,000 warrants to purchase common stock were returned to the Company for cancellation. During the nine months ended December 31, 2005, 9,250,000 shares of common stock were purchased with warrants for $9,250, or approximately $.001 per share.   During the nine months ended December 31, 2005, the Company issued 1,000,000 shares in exchange for $100,000 of advance from related parties, valued at approximately $.10 per share.  During the nine months ended December 31, 2005, the Company issued 250,000 warrants in exchange for $50,000 of advance from related parties, valued at approximately $.20 per share.  During the nine months ended December 31, 2005, 838,462 shares of common stock and 162,500 warrants were purchased for $100,000.  The Company allocated proceeds of $77,616, or approximately $.09 per share.  The Company allocated proceeds of $22,384 to the warrants, or approximately $0.17 per share.  During the nine months ended December 31, 2005 an officer of the Company forgave accrued payroll totaling $60,000.  Due to the related party nature of the debt forgiveness, the Company recorded the forgiveness as a capital contribution.

Until we receive funding from outside sources, our operations will be severely limited by the financial resources that can be provided by officers' loans and sales of common stock. At March 31, 2005 we had negative cash on hand, a bank overdraft of $4,534 and a negative working capital position of approximately $483,158, of which $100,213 was in the form of shareholder loans and $65,000 was unpaid compensation due to Kayla Keophounsouk, Jean LaJoie and Serge Carrier, each of whom were our executive officers at the time the work was performed.

We do not defer compensation to line employees, only our executive officers. Withholding taxes have been provided with respect to the compensation that was earned but not paid. These deferred salaries may be affected by new Internal Revenue Code §409A.  If the deferred compensation arrangement does not meet the requirements of section 409A with respect to our officers, all amounts deferred by or for that participant may be immediately taxable. In addition, penalty tax of 20% of the taxable amount, and interest at the tax underpayment rate plus 1% calculated retroactively from the year in which the deferral occurred, may be imposed. IRS transition rules offer some time to bring deferred compensation arrangements into compliance with the statute. On or before December 31, 2005, employers may terminate deferred compensation arrangements and pay out the compensation that was deferred. Until December 31, 2006, employers may amend deferred compensation arrangements to comply with the 409A requirements.

We will require an additional $ 3 million in cash over the next twelve months to effect our business plan. We expect to obtain this cash from the proceeds of one or more private or public offerings. The following sets forth the approximately amounts needed for each category of expenses:

Software development	1,200,000
Marketing, advertising and promotion	1,000,000
General and administrative expenses	800,000
Total	$ 3,000,000

BUSINESS

Background

FacePrint Global Solutions, Inc. was originally formed on January 30, 2003 as a California corporation called FacePrint Global Solutions, Inc. On March 17, 2003,  Dostuk Holdings, Inc., a Wyoming corporation formed in November 1999 solely to seek for and make an acquisition, entered into an acquisition agreement whereby it acquired on March 31, 2003 all of the common stock of FacePrint Global Solutions, Inc., the original California corporation. The acquisition was effected as a tax free share exchange, with the shareholders of FacePrint Global Solutions, Inc. (California) receiving 24,070,000 new shares of common stock and the existing shareholders of the Wyoming parent retaining all of their 9,000,000 shares of common stock. The California corporation became a wholly-owned subsidiary and all operations are conducted by the California subsidiary. The Wyoming corporation, which has no operations or separate identity, subsequently changed its name from Dostuk Holdings, Inc. to FacePrint Global Solutions, Inc.  In June of 2005, we entered into an agreement to acquire Apometrix Technologies, Inc. ("Apometrix"). However, on August 15, 2005, we rescinded the agreement with Apometrix.

FacePrint is a software-development company engaged in facial recognition and facial imagery. Our mission is to become a world leader in the field of biometrics and to develop high accuracy products in facial recognition technology. We address the critical needs in facial recognition related to identity verification in crime-prevention and worldwide efforts against terrorism.

Our goal is to establish a standard in the identity authentication and validation with our E-DNA Bioprint Coding System(tm). Our business targets public safety and security (law enforcement and homeland security), military access control, immigration and border controls, correctional departments, government agencies, Department(s) of Motor Vehicles and the Justice Department.

Our plan includes providing value added services. Within this framework, we will offer online courses in the area of law enforcement and biometry to ensure that private security personnel and law enforcement personnel receive adequate training in identification, verification and the use of new technologies.

Products and Services

EZ-Face is a composite-picture software currently under development. The first commercial release is due in the third quarter. This software will allow for the creation of endless combinations of 3D photo-like faces of either sex and of any race.  It will enable the creation and re-creation of billions of human faces.  This advanced technology is an extraordinary tool for agencies with responsibilities in the public safety and security fields.  The product will use the unique morphological coding system, known as E-DNA, for rapid transmission and/or information sharing. Each face and/or composite picture will generate a unique E-DNA code for search-and-match applications, thanks to a system known as EZ-Match. It will set a new industry standard for law enforcement, airport, private and homeland security.

Incredibly user-friendly, EZ-Face will allow even those with limited computer skills to become fully comfortable in little time.  For those who are not experienced in using these types of software, an e-learning course will be available online, and will be offered in a special premium package with the purchase of all biometric applications. Through E-DNA, all users will be automatically connected to an efficient trouble-free information network, allowing them to exchange critical information at record speeds and avoid lengthy, costly configuration and maintenance procedures.

EZ-Match technology addresses identity verification and authentication for security purposes at border controls (passports, driver’s licenses, debit cards and credit cards) using the EZ-Face technology, which acts as a “fingerprint” for a face.  This product is expected to have a major impact, not only on identity verification, but also for matching searches designed to find suspects from composite pictures with suspect composite pictures (“Most Wanted” and/or “Suspected Terrorist” lists, mug shot databases, and similar uses).  EZ-Match development will begin in the third quarter of 2006 and a commercial version should be available by the third quarter of 2007.

The EZ-Match product will include a built-in search engine to enable a user to search, compare and match E-DNA codes of facial images with a very high accuracy.  Using EZ-Match, a security agent, customs official or police officer will be able to compare the E-DNA to similar pictures in a database in order to determine a suspect’s identity.  The EZ-Match algorithm will allow the user to search through one facial feature, or a combination of facial features, both in the security field and as a web search tool.

Law enforcement and private security training is now usually done via video and/or seminars.  Furthermore, training is typically provided on a fixed schedule, often interfering with duty schedules and resulting in costly overtime, travel, and meal expenses for fixed budget departments.

FacePrint is developing a series of online courses for law enforcement and security on a worldwide basis that will bring a new revenue stream to FacePrint. Our e-learning division has taken a very aggressive approach to this training.

Face Print’s marketing strategy targets the public safety and security markets. These markets include: law enforcement and homeland security, military access control, immigration and border controls, correctional departments, government agencies (DMV, DOJ), casinos and financial institutions.

Value-added services. Face Print’s plan includes providing customers with added value services.  Within this framework, Face Print will be among the first companies in biometrics offering online courses with the Company’s e-learning division to ensure private security and law enforcement personnel to receive adequate training in identification and verification, and in the use of new technologies.

Distribution. Face Print will distribute its products and services both directly, through strategic alliances, and through resellers, in order to maximize penetration into the target market. The majority of the Company’s orders will be generated by in-house senior sales representatives (government agencies and lobbying) and by Face Print’s channel of strategic partners.

Marketing communications. Face Print’s marketing communications program will position the Company’s products as the industry standard in identity verification and crime prevention, as well as the best in quality control, efficiency, pricing, and customer service, while emphasizing that every organization should want to help make a difference in the fight against crime.

Marketing strategies. Face Print’s business plan focuses on the implementation of marketing strategies designed to establish a broad-market awareness of the Company’s products and services.  The management team is concentrating on building strong sales channels and developing a solid network of partners. The marketing strategy emphasizes marketing through public relations, print media, a television campaign and a print, TV and online advertising campaign.  Face Print’s sales goal demands establishing rapid product awareness and high-level visibility.

A multiple channel distribution system will augment Face Print’s direct sales program.  Distribution and sales programs are the main elements of Face Print’s marketing strategy, which differs from one targeted market to the other.  Distribution channels will differ from one market to the next.  The Company will therefore implement appropriate approaches for each of its target markets.

A complete solution. Together with its partners, Face Print offers specialized biometric services from the planning stage of a project to implementation and after-sales service and support - turnkey solutions for the Company’s worldwide customers. Forging strong bonds with business partners generates a feeling of trustworthiness and accountability among Face Print’s potential customers, even when it comes to new technologies

America's Most Wanted Playing Cards

We formerly marketed and sold a set of 56 playing cards featuring the faces and bio data of 56 of America's Most Wanted convicted criminals, under a non-exclusive license with Fox Entertainment Group, the owner of the "America's Most Wanted" television program. Pursuant to the license, which expired on September 30, 2004, we were to pay to Fox Entertainment Group a 10-14% royalty, of which no less than $200,000 royalty must be paid over the term. Of the minimum royalty, we paid $100,000, but we did not make a payment of $100,000 that was due on May 31, 2004. FacePrint was required to expend no less than $600,000 in marketing the cards; we did not meet our marketing obligations under the license.

We have determined not to renew the license with Fox Entertainment Group, and FacePrint does not expect to develop further playing card sets. We intend to phase out this area of business.  In a letter dated, April 12, 2005, Fox agreed to release FGS from any obligation to the license agreement.

Competition

There are a number of facial recognition and composite software developers. However, their products are based on a set of biometric algorithms that were developed in the late 1980's and 1990's. Our products will be based on new biometric algorithms we have developed. The software industry is intensely competitive and subject to rapid technological change.

There are several major competitors in the facial manipulation and recognition software market:  Compu-Sketch, Facette – Face Design Systems, FacePro-Faurot, Suspect ID- Imageware, Identikit.net – Smith and Wesson, EFIT- Aspley Ltd., and FACES-IQ.  Compu-Sketch and Facette are very large, well-funded and recognized within the industry.  They have achieved excellent success with their products, and have established themselves within the market.  They may now face increasing competition from lower-priced vendors and improving software products.  FacePro is a 70-year old company with a wide range of forensics products, but they are not, as yet, directly competitive although they could easily launch a new product or acquire one of the competitive vendors.  Suspect ID is a publicly traded, very well known company with strong partnerships already in place. They are finding increased demand for the identification systems and they have over 100 employees engaged in their business.  Identikit.net, by Smith and Wesson, which is a publicly traded company well known in the law enforcement arena (2,000+ customers), is a relatively new product for this company, which has not, as yet, gained wide acceptance or traction.  EFIT is based in the United Kingdom and, although well regarded in its territory, is not a significant threat in the United States.  FACES-IQ is limited to one product for law enforcement and needs some upgrading to be directly competitive with FacePrint’s products, however, they already have over 4,000 customers and represent the market standard for this type of product.

Our success will depend significantly on our ability to adapt to a changing competitive environment, to develop more advanced products more rapidly and less expensively than its competitors, and to educate potential customers as to the benefits of its products relative to those of its competitors. We believe that the principal competitive factors in our markets are price, product features, product performance, ease of use, quality of support and service, company reputation. We intend to compete vigorously in all of these aspects. Most of our current and potential competitors have longer operating histories, greater brand recognition, larger customer bases and significantly greater financial, marketing and other resources than we do. Such competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements or devote greater resources to the development, promotion and sales of their products than we do. Also, most current and potential competitors have greater name recognition. Some could possess the ability to leverage significant installed customer bases. These companies could integrate their software with their widely accepted products which would result in a loss of market share for our company. Moreover, current and potential competitors may make strategic acquisitions or establish cooperative relationships among themselves or with third parties, thereby increasing their ability to address the needs of our company's prospective customers. Our current or future vendors may in the future establish cooperative relationships with current or potential competitors of our company, thereby limiting our ability to sell its products through particular distribution channels. Accordingly, new competitors or alliances among current and new competitors could emerge and rapidly gain significant market share. Such competition could materially adversely affect our ability to sell our products. We expect additional competition as other established and emerging companies enter into the facial composite software market and new products and technologies are introduced. Our future and existing competitors could introduce products with superior features, scalability and functionality at lower prices than EZ-Match products. Increased competition could result in price reductions, fewer customer orders, reduced gross margins, longer sales cycles and loss of market share, any of which would materially adversely affect our company's business, operating results and financial condition. We may not be able to compete successfully against current and future competitors, and the failure to do so would result in our company's business being materially and adversely affected.

Trademarks and Intellectual Property

We regard our technology, trademarks, trade dress, trade secrets, copyrights and similar intellectual property, and future potential patent applications and service marks as critical to our success, and will rely on a combination of patent law, trademark law, trade secret protection, copyrights law and confidentiality and/or license agreements with its employees, customers, partners and others to protect its proprietary rights. EZ-Match will be copyrighted when it is developed. Currently, we are utilizing no trademarks of our own, but formerly used the trademark "America's Most Wanted" under license from Fox Entertainment Group, Inc. We intend to trademark EZ-Match and E-DNA in the United States and Canada. We have not filed for trademark protection but we intend to by December 31, 2006. We are currently relying on common law trademark protection and we have no trademark protection except that provided by common law. We have no patent rights, service marks or patent applications.

Need for Governmental Approval

FGS does not believe that any governmental approvals are required to sell its products or services.

Product research and development

E-DNA, which stands for Electronic DNA, is a segmented biometric alphanumeric codification that represents a digital imprint of a face and of any biometric feature used in a program or on a smart card (such as fingerprint and voice recognition). Each segment represents a unique biometric feature such as nose, scar, hair and/or a fingerprint and even voice recognition. The E-DNA solution is a simple, mathematical and strong representation of any biometrics feature applications. It brings a new standard in biometrics.  This is unique in the field, as biometric data is transformed into a symbol. This solution allows for rapid transmission of information, search-and-match for authentication, validation and identification.  Most of the products on the market can only process one step at the time, with limited data. E-DNA overcomes these problems of managing huge amounts of data.

With this algorithm, it will be possible to have a standardized encoding system on all identity cards, papers, credit cards or other identification.  All identification cards and papers will utilize encryption that makes it impossible for any to slip through the system. This is because we are dealing with a segmented E-DNA, which is a unique encrypted code of 216 to the 64th power. Thus, the new E-DNA Bioprint Coding System will have the capacity of generating millions and millions of different faces that will be simply transformed into a digit number to be inserted on a SmartChip / SmartCard and/or software. FGS will soon be able to put a number on all existing faces.  In the field of biometry, this will be a major breakthrough.  As unique as fingerprints or DNA, it opens the path to the development of many other applications.

With the use of E-DNA, the first product generation coming up will be:  EZ-Face and EZ-Match.  These two products will be sold as a full package or separately, depending on the market segments addressed.

FGS has licensed FaceGen™ technology to help generate a 3-D version of EZ-Face.  The use of FaceGen™ technology enables FGS’s development team to focus on the E-DNA morphological coding system.

EZ-Match is search-engine software that will capture a digitized facial image, generate an E-DNA code, and then compare the images against a database or any other available image.

Facilities

We rent office space in an office building located at 1111 E. Herndon Ave. Suite 115, Fresno, California. We think our existing office space will be adequate for the next year. Upon receipt of funding we plan to hire 2 persons in marketing and 3 in administration. Our three employees are currently full time.

Legal Matters

The Company is a party to litigation. In June of 2005, former employee Nick Cornacchia filed an action against the Company in the Superior Court of California for the County of Fresno, Case No. 05CECG01344. The nature of the case is breach of contract. Mr. Cornacchia is seeking damages for unpaid wages of approximately $8,000, and additional consequential and punitive damages. FGS has counter-sued, also arguing breach of contract. We cannot determine at this time either the likelihood of success of the suit, or the likely amount of damages.

MANAGEMENT

Executive Officers, Significant Employees and Directors

Set forth below are the name, age and position and a brief account of the business experience of each of our executive officers and directors as of March 27, 2006.

Name	Age	Office

Pierre Cote	53	President and Chief Executive Officer
Serge Carrier	54	VP of Business Development and Director
Kayla Keophounsouk	30	Corporate Secretary
Jean Houle	41	Director

*   All board members serve on the Company’s Audit and Compensation Committees

Pierre Cote, 53, has been Chairman since January, 2004. He founded InterQuest, Inc. in March 1994, and was its president until July 2001. InterQuest, Inc. developed facial recognition software and filed for bankruptcy protection under Canadian law in July 2000 in the District of Montreal, Quebec, as the result of a control dispute. Mr. Cote was the largest creditor of InterQuest, Inc. Mr. Cote founded IQ Biometrix, Inc., a Canadian corporation, in September 2000 to attempt to purchase the InterQuest, Inc. assets from the preferred creditor. This acquisition attempt failed and IQ Biometrix, Inc. (Canada) also filed for bankruptcy under Canadian law in the District of Longueil, Quebec. In July 2001, Mr. Cote founded IQ Biometrix California, Inc, a California corporation, which acquired facial recognition software from InterQuest, Inc. Bankruptcy and further developed and perfected it. Mr. Cote took IQ Biometrix public in 2002 and left IQ Biometrix in June 2002. From June 2002 until February 2003 Mr. Cote investigated various business opportunities. He commenced developing FacePrint's business plan in February 2003 when he organized FacePrint Global Solutions (California). Prior to 1995 he developed and distributed nine successful educational board games. Mr. Cote is also a private investor.

Serge Carrier, 54, Vice-President Business Development of FacePrint, holds masters degrees in Education Technology and in Biophysics, and a Bachelor degree in Chemistry.  Mr. Carrier taught science and computer science until 1986 when he launched Micro-Intel, one of the most dynamic high-tech companies in Canada, publishing over 200 award-winning products while expanding its markets in Canada, Europe and the United States before selling the company in 2004. In his tenure with Micro-Intel, Mr. Carrier negotiated co-production and distribution agreements with such companies as Thomson Learning, Quebecor, Readers Digest, Simon & Schuster, Danone, Apple, Fujisu, Bell, the Canadian Space Agency, Johns Hopkins University, Johnstone Supply, York International, Westinghouse Electric Co., and Alumax. Lecturer and guest speaker several times at the World Education Market, and the Computer Based Learning In Science Conference, Mr. Carrier has significant project management experience and familiarity with the worldwide distance training community. A member of several boards of directors, including that of SODEC and Media Awareness Network, Mr. Carrier brings technical experience as well as over 20 years of business expertise to the projects initiated by the company.

Kayla Keophounsouk, 30, has served as FacePrint Corporate Secretary since November 18, 2003. She served as an executive assistant at the San Joachim River Parkway Trust from May 2000 to May 2001. Between 2001-2003, Kayla took time off to raise her family.  Born in Laos and raised in the U.S. since the age of 3, Kayla has found her career path as a professional individual in an executive position. She holds an accounting degree with an emphasis in business with many years of expertise in the non-profit sector. Her current duties with FGS are to assist the CEO, CFO and the management team with administration support. She also serves on the Board of Directors as the Corporate Secretary. She maintains the records for in-house accounting as well as stock issuance.

Jean Houle, 41, Mr. Houle holds a technical degree in computer sciences from Sherbrooke College (Canada) and has vast experience in business management, software development, computer systems analysis and cash register interfaces.  In 1991, he joined U.S. Farm Systems, a California-based manufacturer of dairy waste handling equipment. Presently, he is the Chief Operating Officer, he led in the expansion of the company, which grew from 12 employees and $1.2 million in sales to over 60 employees and $9.5 million in sales.

Executive Compensation

The following summary compensation table sets forth the aggregate compensation awarded to, earned by, or paid to the Chief Executive Officer and to executive officers whose annual compensation exceeded $100,000 for the fiscal year ended March 31, 2005 (collectively, the named executive officers) for services during the fiscal years ended December 31, 2004, 2003 and 2002:

Summary Compensation Table

		Annual Compensation			Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary ($)	Bonus	Other Annual Compensation	Restricted Stock Awards	Securities Underlying Options	All Other Compensation

Pierre Cote	2005	130,000 (1)	-	108,540	-	-	-
Director and CEO	2004	130,000 (1)	-	-	-	-	-
	2003	21,667 (1)	-	-	-	-	-

Serge Carrier	2005	130,000	-	-		-	-
Director and VP Business Development	2004	-	-	-	-	-	-

Kayla Keophounsouk	2005	60,000	-	-	-	-	-
Secretary	2004	52,000	-	-	-	-	-
	2003	4,666	-	-	-	-	-

Jean Houle	2005	-	-	-		-	-
Director	2004	-	-	-	-	-	-
		-	-	-	-	-	-

(1) Mr. Cote accrued his salary and other annual compensation in the fiscal years 2003, 2004, and 2005, he was not paid in cash.  Mr. Cote converted his accrued salary and other annual compensation for the fiscal years 2003, 2004, and 2005, in March 2005 into 1,881,113 warrants to purchase common stock.  He received $11,000 in salary in March 2005.

Stock Options

FacePrint Global Solutions, Inc., by resolution of its Board of Directors and stockholders, adopted the 1999 Stock Option Plan (the "Plan") in November 1999. The Plan enabled the Company to offer an incentive based compensation system to employees, advisors, officers and directors and to employees of companies who do business with the Company.  No shares have been issued under this plan.   In the summer of 2005,  the company adopted the 2005 Stock Incentive Plan, under which 2,000,000 shares were issued and this Plan was the subject of a registration statement on Form S8.

In January, 2006, the company approved the 2006 Stock Incentive Plan, and Form S-8 filing, and the board of directors authorized 3,000,000 shares to be allocated to this plan.  Any shares which are subject to an award but are not used because the terms and conditions of the award are not met, or any shares which are used by participants to pay all or part of the purchase price of any option may again be used for awards under the Plan.  To date, 2,129,885 shares have been granted under the 2006 Plan.

Stock options may be granted as non-qualified stock options or incentive stock options, but incentive stock options may not be granted at a price less than 100% of the fair market value of the stock as of the date of grant (110% as to any affiliate or 10% shareholder at the time of grant); non-qualified stock options may not be granted at a price less than 85% of fair market value of the stock as of the date of grant. Restricted stock may not be granted under the Plan in connection with incentive stock options.

Stock options may be exercised during a period of time fixed by the Committee except that no stock option may be exercised more than ten years after the date of grant or three years after death or disability, whichever is later. In the discretion of the Committee, payment of the purchase price for the shares of stock acquired through the exercise of a stock option may be made in cash, shares of Common Stock or by delivery or recourse promissory notes or a combination of notes, cash and shares of the Company's common stock or a combination thereof. Incentive stock options may only be issued to directors, officers and employees.

Stock options may be granted under the Plan may include the right to acquire an Accelerated Ownership Non-Qualified Stock Option ("AO"). If an option grant contains the AO feature and if a participant pays all or part of the purchase price of the option with shares of common stock, then upon exercise of the option the participant is granted an AO to purchase, at the fair market value as of the date of the AO grant, the number of shares of common stock equal to the sum of the number of whole shares used by the participant in payment of the purchase price and the number of whole shares, if any, withheld as payment for withholding taxes. An AO may be exercised between the date of grant and the date of expiration, which will be the same as the date of expiration of the option to which the AO is related.

Executive Employment Agreements

The company has employment contracts with its three principal employees, Pierre Cote, Kayla Keophounsouk and Serge Carrier.  These have been filed as Exhibits 10.2, 10.3 and 10.4 to the Company’s registration statement on Form SB-2, dated March 28, 2005.  Under the terms of these agreements, the respective employees are committed to the Company for periods of  (3) three years  respectively, and are prevented from engaging in competitive activities for a period of 2 years after termination of their employment with Face Print.  Their salaries are $130,000 in cash plus 1,000,000 shares per year for Cote and Carrier, and $60,000 in cash plus 400,000 shares per year for Keophounsouk.  Also, with their agreement they were granted a one time sign on bonus of 7,000,000 shares for Cote and Carrier, and 2,000,000 for Keophounsouk.  Additional compensation may be accumulated by way of option grants, and those terms are described in the Summary Compensation Table above.

Director Compensation

 At present, all directors are also officers of the Company and are compensated by their salaries in that capacity.  No additional payments are received for services as a director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 28, 2006, certain information concerning the beneficial ownership of our common stock by (i) each stockholder known by us to own beneficially five percent or more of our outstanding common stock; (ii) each director; (iii) each executive officer; and (iv) all of our executive officers and directors as a group, and their percentage ownership and voting power.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned	Percent of Shares Beneficially Owned
Pierre Cote (1)(2) 5301 N. Ricewood Ave Fresno, CA 93711	31,372,364	41.27
Serge Carrier 7290 Ave de Beaufort #102 Anjou, QC Canada, H1M 3V5	7,750,000	10.19
Kayla Keophounsouk 8084 N. Augusta Ave Fresno, California 93720	4,175,000	5.49
Jean Houle (3) 13341 Perry Court Visalia, Ca 93292	1,151,700	1.52
All executive officers and directors as a group (4) persons	44,449,064	58.47

(1)

Includes 200,000 warrants acquired as part of a cash purchase of 200,000 shares.

(2)

For Mr. Cote, this total includes 26,692,364 shares held by Mr. Cote and 4,680,000 shares held by Piyada Cote, his wife. This figure does not include Mr. Cote's warrants to purchase a further 1,881,113, because the warrants are not exercisable until March 31, 2006. Although under California community property law they are deemed to jointly own these shares, Mr. and Mrs. Cote disclaim beneficial ownership in the shares held by each other.

(3)            Mr. Houle also has 120,000 warrants at $0.50.

MARKET FOR OUR COMMON STOCK, DIVIDENDS AND
RELATED STOCKHOLDER INFORMATION

Market For Our Common Stock

Our common stock trades on the Over-the-Counter Bulletin Board under the symbol “FCPG”. The table below sets forth the high and low sales prices of our common stock as reported by the Over-the-Counter Bulletin Board for the periods indicated.

	High		Low
Fiscal Year Ended December 31, 2003:
First Quarter	$		$
Second Quarter	$		$
Third Quarter	$		$
Fourth Quarter	$		$
Fiscal Year Ended December 31, 2004:
First Quarter	$		$
Second Quarter	$		$
Third Quarter	$		$
Fourth Quarter (Initial Month of Trading)		$0.45		$0.05
Fiscal Year Ending December 31, 2005:
First Quarter		$0.30		$0.12
Second Quarter		$0.32		$0.12
Third Quarter		$0.27		$0.11
Fourth Quarter		$0.26		$0.11

Approximate Number of Equity Security Holders

The number of record holders of our common stock as of December 31, 2005 was approximately 184.

Dividends

We have never paid a cash dividend on our common stock and anticipate that for the foreseeable future any earnings will be retained for use in our business and, accordingly, do not anticipate the payment of cash dividends.

SELECTED CONDENSED FINANCIAL INFORMATION

The statements of operations data for the years ended March 31, 2004 and 2005 and the balance sheet data as of December 31, 2004 and 2005 are derived from ~~Face Print’s~~ our audited consolidated financial statements and footnotes thereto included in the section beginning on page F-1.  This data should be read together with ~~Face Print’s~~ our consolidated financial statements and related footnotes thereto included in the section beginning on page F-1 and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	Year Ended March 31,
	2005	2004

Statement of Operations Data:
Total revenue	$13,412	$41,241
Operating expenses:
Selling	36,561	57,196
General and administrative	6,849,449	907,284
Other income (expense), net	(128,092)	(9,303)
Net loss	$(7,012,546)	$(941,307)
Basic and diluted net loss per share	$(0.18)	$(0.03)

	As of December 31,
	2005	2004

Balance Sheet Data:
Cash	$ -	$ -
Accounts receivable	-	537
Total Assets	5,855	51,369
Working Capital	(1,133,212)	(474,863)
Total stockholders’ equity	$ (1,477,731)	$ (489,961)

DESCRIPTION OF CAPITAL STOCK

General

The following description of our securities does not purport to be complete and is subject in all respects to applicable Delaware law and to the provisions of our Amended and Restated Certificate of Incorporation and By-laws.

Common Stock

FacePrint's Certificate of Incorporation authorizes the issuance of an unlimited number of shares of common stock, no par value, of which 77,524,726 shares were outstanding as of March 28, 2006.  FacePrint intends to sell additional shares of common stock at this time, but has not entered into any negotiation or agreements with any person. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have no cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available therefore. In the event of a liquidation, dissolution or winding up of FacePrint, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities and the liquidation preference to holders of Preferred Stock. Holders of common stock have no preemptive rights to purchase FacePrint's common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.

Meetings of stockholders may be called by the board of directors, the chairman of the board, the president, or by one or more holders entitled to cast in the aggregate not less than 20% of the votes at the meeting. Holders of a majority of the shares outstanding and entitled to vote at the meeting must be present, in person or by proxy, for a quorum to be present to enable the conduct of business at the meeting.

Preferred Stock

No preferred stock has been authorized.

FacePrint intends to furnish holders of its common stock annual reports containing audited financial statements and to make public quarterly reports containing unaudited financial information.

TRANSFER AGENT AND REGISTRAR

The transfer agent for the common stock is Colonial Stock Transfer, 66 Exchange Place, Salt Lake City, Utah 84111, and its telephone number is (801) 355-5740.

LEGAL MATTERS

The validity of the securities offered hereby have been passed upon for us by Dieterich & Associates, 11300 West Olympic Blvd., Suite 800, Los Angeles, California 90064.

EXPERTS

The audited financial statements of FacePrint Global Solutions, Inc. included in this Prospectus as of March 31, 2005 have been audited by Pritchett, Siler & Hardy, PC, independent certified public accountants, to the extent and for the periods set forth in their report thereon and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the common stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information in the registration statement and the exhibits of the registration statement. For further information with respect to us and the share being offered under this prospectus, we refer you to the registration statement, including the exhibits and schedules thereto.

You may read and copy the registration statement of which this prospectus is a part at the SEC’s Public Reference Room, which is located at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of the registration statement by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the SEC’s Public Reference Room. In addition, the SEC maintains an Internet web site, which is located at www.sec.gov , which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may access the registration statement of which this prospectus is a part at the SEC’s Internet web site. We are subject to the information reporting requirements of the Securities Exchange Act of 1934, and we will file reports, proxy statements and other information with the SEC.

FACEPRINT GLOBAL SOLUTIONS, INC.

FACE PRINT GLOBAL SOLUTIONS, INC.
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

For the Three and Nine Months Ended December 31, 2005
U naudited C ondensed Consolidated B alance S heets for December 31, 2005 and March 31, 2005
Unaudited Condensed Consolidated Statements of Operations for the Three and Nine Months
Ended December 31, 2005 and 2004
Unaudited Condensed Consolidated Statements of Cash Flows for the Nine Months Ended
December 31, 2005 and 2004
Notes to Unaudited Condensed Consolidated Financial Statements

For the Fiscal Year Ended March 31, 2005
Consolidated Balance Sheet for year ended March 31, 2005
Consolidated Statements of Operations for Years Ended March 31, 2005 and 2004
Consolidated Statements of Stockholders’ Equity (Deficit) for Years Ended March 31, 2005
and 2004
Consolidated Statements of Cash Flows for the Years Ended March 31, 2005 and 2004

Part I.  Financial Information

Item 1.    For the Three and Nine Months Ended December 31, 2005

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS
	December 31, 2005	March 31, 2005
CURRENT ASSETS:
Cash	$ -	$ -
Accounts receivable	-	-

Total Current Assets	-	-

PROPERTY AND EQUIPMENT, net	5,855	10,735

Total Assets	$ 5,855	$ 10,735

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
Bank overdraft	$ 2,628	$ 4,534
Accounts payable	110,197	63,812
Accrued expenses	850,551	213,876
Advance from related party	106,892	100,213
Accrued payroll	3,000	65,000
Accrued interest	59,944	35,723
Due to related parties	-	-

Total Current Liabilities	1,133,212	483,158

CONVERTIBLE NOTES PAYABLE – related party
(net of discount of $20,376 and $3,424, respectively)	350,374	31,576

Total Liabilities	1,483,586	514,734

[ Continued]

Note:  The balance sheet at March 31, 2005 was taken from the audited financial statements at that date and condensed.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT) (Continued)

	December 31, 2005	March 31, 2005
STOCKHOLDERS’ EQUITY (DEFICIT):
Common stock, not par value, unlimited number of shares
authorized 72,284,826 and 39,326,364 shares issued and
outstanding, respectively	8,460,227	2,805,862
Additional paid in capital	6,692,838	4,956,165
Retained earnings (deficit)	(16,557,196)	(8,237,276)
	(1,404,131)	(475,249)

Less: Treasury stock	(44,850)	-
Less: Stock subscription receivable	(28,750)	(28,750)

Total Stockholders’ Equity (Deficit)	(1,477,731)	(503,999)
	$ 5,855	$ 10,735

Note:  The balance sheet at March 31, 2005 was taken from the audited financial statements at that date and condensed.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended December 31,		For the Nine Months Ended December 31,
	2005	2004	2005	2004

REVENUE	$ 65	$ 2,446	$ 253	$ 13,058

COST OF GOODS SOLD	1,722	2,818	4,546	9,898

GROSS PROFIT (LOSS)	(1,657)	(372)	(4,293)	3,160

EXPENSES:
Selling	805	3,079	6,610	28,932
General and administrative	455,208	373,787	8,207,556	2,284,485

Total Expenses	456,013	376,866	8,214,166	2,313,417

LOSS BEFORE OTHER INCOME
(EXPENSE)	(457,670)	(377,238)	(8,218,459)	(2,310,257)

OTHER INCOME (EXPENSE):
Interest expense	(13,245)	(18,432)	(34,618)	(49,267)

LOSS BEFORE INCOME TAXES	(470,915)	(395,670)	(8,253,077)	(2,359,524)

CURRENT TAX EXPENSE	-	-	-	-

DEFERRED TAX EXPENSE	-	-	-	-

LOSS FROM CONTINUING OPERATIONS	(470,915)	(395,670)	(8,253,077)	(2,359,524)

[Continued]

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

[Continued]

	For the Three Months Ended December 31,		For the Nine Months Ended December 31,
	2005	2004	2005	2004

DISCONTINUED OPERATIONS:
Loss from operations of discontinued
business (net of $0 in income taxes)	-	-	(66,428)	-
Gain (loss) on disposal of discontinued
operations (net of $0 in income taxes)	-	-	(415)	-

LOSS FROM DISCONTINUED
OPERATIONS	-	-	(66,843)	-

NET LOSS	$ (470,915)	$(395,670)	$(8,319,920)	$(2,359,524)

LOSS PER COMMON SHARE
Continuing operations	$ (.01)	$ (.01)	$ (.14)	$ (.06)
Operations of discontinued business	-	-	(.00)	-
Gain (loss) on disposal of discontinued
Operations	-	-	(.00)	-

Net Loss Per Common Share	$ (.01)	$ (.01)	$ (.14)	$ (.06)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the N i ne Months Ended December 31,
	2005	2004

Cash Flows from Operating Activities:
Net loss	$(8,319,920)	$(2,359,524)
Adjustments to reconcile net loss to net cash used
by operating activities:
Depreciation and amortization	4,880	4,449
Amortization of discount	10,382	-
Non-cash services for stock and warrants	6,915,645	1,604,500

Net changes to:
Accounts receivable	-	(406)
Inventory	-	7,362
Prepaid expenses	-	2,753
Accounts payable	52,195	13,581
Accrued expenses	636,675	74,422
Accrued payroll officers	141,000	134,249
Accrued interest	24,221	38,802

Net cash (Used) by Operating Activities	(534,922)	(479,812)

Cash Flows from Investing Activities
Purchase of property and equipment	-	-

Net Cash (Used) by Investing Activities	-	-

Cash Flows from Financing Activities:
Bank overdraft	(1,906)	3,651
Increase (decrease) in advances from related party	156,679	380,923
Proceeds from issuance of common stock	109,249	10,000
Purchase of treasury stock	(64,850)	-
Proceeds from issuance of notes payable	335,750	75,000

Net Cash Provided by Financing Activities	534,922	469,574

Net Increase (Decrease) in Cash	-	(10,238)

Cash at Beginning of Period	-	10,238

Cash at End of Period	$ -	$ -

Supplemental Disclosures of Cash Flow Information:
Cash paid during the period for:
Interest	$ -	$ -
Income taxes	$ -	$ -

[Continued]

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

[Continued]

The Company issued 21,870,000 shares of common stock for services valued at $5,467,500, or approximately $.25 per share.

The Company issued 5,625,000 warrants to purchase common stock for services valued at $1,361,761, or approximately $.24 per share.

                The Company issued 1,075,555 warrants to purchase common stock for reduction of accrued debt valued at $143,000 and for services of $72,194, or approximately $.20 per share.

In connection with the issuance of $335,750 in convertible debentures, the Company issued 167,875 warrants to purchase common stock and allocated proceeds received of approximately $.16 per share to the warrants. A corresponding discount of $27,334 was recorded for the convertible debentures.

The Company transferred 100,000 shares of its treasury stock for reduction of debt valued at $5,810 and for services of $14,190, or approximately $.20 per share.

The Company issued 1,000,000 shares of common stock in exchange for $100,000 of advance from related parties, valued at approximately $.10 per share.

The Company issued 250,000 warrants in exchange for $50,000 of advance from related parties, valued at approximately $.20 per share.

                During the period ended December 31, 2005, an officer of the Company forgave accrued payroll totaling $60,000.  Due to the related party nature of the debt forgiveness, the Company recorded the forgiveness as a capital contribution.

For the nine months ended December 31, 2004:

The Company extended $648,682 of related party advances into four notes payable of $250,000, $250,000, $92,170, and $56,512.

At December 31, 2004, the Company converted $648,682 of related party notes payable into common stock at $.50 per share. As a result of this conversion, 1,297,364 shares of common stock was issued.

At December 31, 2004, the Company also converted a $25,000 convertible note payable which is owed to a relative of an officer/shareholder of the Company into common stock at $.50 per share. As a result of this conversion, 50,000 shares of common stock was issued.

During the period ended December 31, 2004, an individual paid expenses of $20,000 on behalf of the Company and received a convertible note payable. The note was converted into 40,000 shares of common stock at December 31, 2004.

The Company issued a total of 6,418,000 shares of common stock for services valued at $1,604,500.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization - Face Print Global Solutions, Inc. (“Parent”) was organized under the laws of the State of Wyoming on November 12, 1999 as Dostuk Holdings, Inc.  Parent had been inactive since its inception.  In March 2003, Parent changed its name to Face Print Global Solutions, Inc.

FacePrint Global Solutions, Inc. (“Subsidiary”) was organized under the laws of the State of California on January 30, 2003.  On March 31, 2003, Parent acquired Subsidiary pursuant to an Agreement and Plan of Reorganization signed March 17, 2003.  The agreement called for Parent to issue 24,070,000 shares of its common stock to the former shareholders of Subsidiary for all 24,070,000 outstanding shares of Subsidiary’s common stock wherein Subsidiary became a wholly-owned subsidiary of Parent [See Note 2].  The acquisition has been accounted for as a recapitalization of Subsidiary in a manner similar to a reverse purchase.  Accordingly, the equity transactions have been restated to reflect the recapitalization of Subsidiary and the operations of Parent prior to the date of acquisition have been eliminated.  The financial statements reflect the operations of Subsidiary from its inception.

Apometrix Technologies, Inc. (“Second Subsidiary”), was organized under the laws of Canada on December 4, 2004.  On May 31, 2005, Parent acquired Second Subsidiary pursuant to a Share Purchase Agreement signed May 31, 2005.  The acquisition is for the purchase of the Second Subsidiary’s shares in consideration of the purchase price set forth in the Share Purchase Agreement. On September 14, 2005, the Parent and the Second Subsidiary entered into an agreement to terminate their relationship effective September 14, 2005.

Face Print Global Solutions, Inc., and Subsidiary, (“the Company”) plans to develop and market facial recognition software.  The Company also has been marketing playing cards printed with custom faces.  The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

Condensed Financial Statements - The accompanying financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at December 31, 2005 and 2004 and for the periods then ended have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States of America have been condensed or omitted.  It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s March 31, 2005 audited financial statements.  The results of operations for the periods ended December 31, 2005 and 2004 are not necessarily indicative of the operating results for the full year.

Consolidation - The consolidated financial statements include the accounts of Parent and its wholly-owned Subsidiary.  All significant intercompany transactions have been eliminated in consolidation.

Fiscal Year - The Company’s fiscal year-end is March 31st.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [Continued]

Cash and Cash Equivalents - The Company considers all highly-liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

Property and Equipment - Property and equipment are stated at cost.  Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized upon being placed in service.  Expenditures for maintenance and repairs are charged to expense as incurred.  Depreciation is computed using the straight-line method over the estimated useful lives of the assets of three years.  In accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, the Company periodically reviews their property and equipment for impairment.

Website Costs - The Company has adopted the provisions of Emerging Issues Task Force 00-2, “Accounting for Web Site Development Costs.”  Costs incurred in the planning stage of a website are expensed as research and development while costs incurred in the development stage are capitalized and amortized over the life of the asset, estimated to be five years. As of December 31, 2005, the Company has capitalized a total of $6,222 of website costs which are included in property and equipment.  The Company did not incur any planning costs and did not record any research and development costs for the nine months ended December 31, 2005 and 2004.

Revenue Recognition - The Company’s revenue comes from the sale of custom playing cards.  The Company recognized revenue when rights and risk of ownership have passed to the customer, there is persuasive evidence of a sales arrangement, product has been shipped or delivered to the customer, the price and terms are finalized and collection of the resulting receivable is reasonable assured.  Products are shipped FOB shipping point at which time title passes to the customer because there is no right of return after shipment.

Advertising Costs - Advertising costs are charged to operations when incurred.  The Company expensed $6,610 and $28,871 in advertising costs during the nine months ended December 31, 2005 and 2004, respectively.

Stock-Based Compensation - The Company has one stock-based employee compensation plan [See Note 6].  The Company accounts for its plan under the recognition and measurement principles of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” and related Interpretations.  The Company has not issued any stock options or warrants under the plan.

Research and Development - The Company expenses research and development as incurred.  For the nine months ended December 31, 2005 and 2004, respectively, the Company expensed $734 and $50,000 in research and development.

Income Taxes - The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” [See Note 7].

Loss Per Share - The computation of loss per share is based on the weighted average number of shares outstanding during the period presented in accordance with Statement of Financial Accounting Standards No. 128, “Earnings Per Share” [See Note 10].

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [Continued]

Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reported period.  Actual results could differ from those estimated.

Recently Enacted Accounting Standards - Statement of Financial Accounting Standards (“SFAS”) No. 151, “Inventory Costs – an amendment of ARB No. 43, Chapter 4”, SFAS No. 152, “Accounting for Real Estate Time-Sharing Transactions – an amendment of FASB Statements No. 66 and 67”, SFAS No. 153, “Exchanges of Nonmonetary Assets – an amendment of APB Opinion No. 29”, SFAS No. 123 (revised 2004), “Share-Based Payment”, and SFAS No. 154, “Accounting Changes and Error Corrections – a replacement of APB Opinion No. 20 and FASB Statement No. 3”, were recently issued.  SFAS No. 151, 152, 153, 123 (revised 2004) and 154 have no current applicability to the Company or their effect on the financial statements would not have been significant.

Reclassification - The financial statements for periods prior to December 31, 2005 have been reclassified to conform to the headings and classifications used in the December 31, 2005 financial statements.

Foreign currency translation - Financial statements of international subsidiaries are translated into U.S. dollars using the exchange rate at each balance sheet date for assets and liabilities and the weighted average exchange rate for each period for revenues, expenses, gains and losses.  Translation adjustments are recorded as a separate component of accumulated other comprehensive income (loss) and foreign currency transaction gains and losses are recorded in other income and expense.

Discontinued Operations - The Company has adopted Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment of Disposal of Long-Lived Assets”.  SFAS No. 144 modifies previous disclosures and requires additional disclosures for discontinued operations and the assets associated with discontinued operations [See Note 3].

NOTE 2 - AGREEMENT AND PLAN OF REORGANIZATION

On March 17, 2003, Parent and Subsidiary entered into an Agreement and Plan of Reorganization whereby Parent agreed to acquire 100% of Subsidiary in a stock for stock exchange.  The agreement called for Parent to issue 24,070,000 shares of common stock to the former shareholders of Subsidiary for all 24,070,000 outstanding shares of Subsidiary’s common stock.  The Company has accounted for the acquisition as a recapitalization of Subsidiary in a manner similar to a reverse purchase.  Accordingly, the equity transactions have been restated to reflect the recapitalization of Subsidiary and the operations of Parent prior to the date of acquisition have been eliminated.  The financial statements reflect the operations of Subsidiary from its inception.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - DISCONTINUED OPERATIONS

On May 31, 2005, Parent acquired Second Subsidiary pursuant to a Share Purchase Agreement signed May 31, 2005.  Parent acquired 100% of the outstanding stock of Second Subsidiary for cash of $7,673.  The acquisition is accounted for as a purchase and accordingly the operations of Second Subsidiary prior to the date of acquisition have been eliminated.  The Company subsequently entered into an agreement to terminate the acquisition on September 14, 2005.

The following is a summary of the results of operations of the Company’s discontinued business:

	For the Three Months Ended December 31,		For the Nine Months Ended December 31,
	2005	2004	2005	2004

Revenue	$ -	$ -	$ -	$ -

Costs of Goods Sold	-	-	-	-

Expenses	-	-	66,428	-

Other income (expense)	-	-	-	-

Net (Loss)	$ -	$ -	$ (66,428)	$ -

(Loss) per share	-	-	(.00)	-

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following at:

	December 31, 2005	March 31, 2005

Office furniture and equipment	$ 13,778	$ 13,778
Website	6,222	6,222
	20,000	20,000

Less: Accumulated depreciation	(14,145)	(9,265)

Net Property and Equipment	$ 5,855	$ 10,735

Depreciation expense for the nine months ended December 31, 2005 and 2004 was $4,880 and $4,449, respectively.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 – CONVERTIBLE NOTES PAYABLE

	December 31, 2005	March 31, 2005

The Company issued a $5,000 convertible note payable to Julie Kemp.  The note accrues interest at 10% per annum, is due January 2007 and is convertible into common stock at $.50 per share, net of discounts of $266 and $465, respectively

	$ 4,734	$ 4,535

The Company issued a $20,000 convertible note payable to Michel Carrier. The note accrues interest at 10% per annum, is due January 2007 and is convertible into common stock at $.50 per share, net of discounts of $1,063 and $1,861, respectively	19,937	18,139

The Company issued a $10,000 convertible note payable to Manon Pardis. The note accrues interest at 10% per annum, is due January 2007 and is convertible into common stock at $.50 per share, net of discounts of $627 and $1,098, respectively	9,373	8,902

The Company issued a $200,000 convertible note payable to Gestion Lamvic. The note accrues interest at 10% per annum, is due May 2007 and is convertible into common stock at $.50 per share, net of discounts of $10,745 and $0, respectively	189,255	-

The Company issued a $125,000 convertible note payable to 1451063 Ontario. The note accrues interest at 10% per annum, is due May 2007 and is convertible into common stock at $.50 per share, net of discounts of $6,716 and $0, respectively	118,284	-

The Company issued a $10,000 convertible note payable to Jean Houle. The note accrues interest at 10% per annum, is due September 2007 and is convertible into common stock at $.50 per share, net of discounts of $886 and $0, respectively	9,114	-

The Company issued a $750 convertible note payable to Dean Hash. The note accrues interest at 10% per annum, is due October 10, 2007 and is convertible into warrants at $.50 per share, net discounts of $73 and $0, respectively	677	-
	350,374	31,576
Less: current portion	-	-

Net Convertible Notes Payable	$ 350,374	$ 31,576

Amortization of discount for the nine months ended December 31, 2005 and 2004 was $10,382 and $0, respectively.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 - CAPITAL STOCK

Common Stock - The Company has authorized an unlimited number of shares of no par value common stock.  In November 1999, in connection with its organization, the Company issued 9,000,000 shares of its previously authorized but unissued common stock.

In March 2003, Parent entered into an Agreement and Plan of Reorganization with Subsidiary, which has been accounted for as a recapitalization of Subsidiary [See Note 2].  In connection with its reorganization, the Company issued 24,070,000 shares of common stock to various individuals including 13,510,000 shares issued to an officer/shareholder of the Company.  The shares were issued for a subscription receivable of $13,750 and for services rendered valued at $226,950, or approximately $.01 per share.  The Company collected the subscription receivable in August 2003.

During the year ended March 31, 2004, the Company issued 163,072 shares of common stock and 163,072 warrants to purchase common stock for payment of debt of $40,768, or approximately $.127 per share and $.123 per warrant.

During the year ended March 31, 2004, the Company issued 36,928 shares of common stock and 36,928 warrants to purchase common stock for services valued at $9,232, or approximately $.127 per share and $.123 per warrant.

During the year ended March 31, 2004, the Company issued 1,250,000 shares of common stock for services valued at $312,500, or approximately $.25 per share.

During the year ended March 31, 2004, the Company issued 731,000 shares of common stock and 731,000 warrants to purchase common stock for cash of $182,750, or approximately $.127 per share and $.123 per warrant.

During the year ended March 31, 2005, in connection with the issuance of $718,682 in convertible debentures, the Company issued 359,341 warrants to purchase common stock.  The Company allocated proceeds of $81,015, or approximately $.15 per share to the warrants.  The Company converted the $718,682 in notes payable into common stock at $.50 per share.  The total amount of shares issued as a result of this conversion was 1,437,364.

During the year ended March 31, 2005, the Company issued 5,583,000 shares of common stock for services valued at $1,395,750, or approximately $.25 per share.

During the year ended March 31, 2005, the Company issued 40,000 shares of common stock and warrants to purchase 40,000 shares of common stock for $10,000 cash, or approximately $.127 per share and $.123 per warrant.

During the year ended March 31, 2005, the Company converted accrued salary to 1,881,113 warrants to purchase common stock in lieu of wages valued at $282,167.  The warrants were valued at $390,707 and additional compensation of $108,540 was recorded.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 - CAPITAL STOCK [Continued]

During the year ended March 31, 2005, the Company issued 17,500 warrants to purchase common stock and allocated proceeds received of $3,913, or approximately $.25 per share to the warrants in connection with the issuance of $35,000 in convertible debentures.  A corresponding discount was recorded for the convertible debentures.

During the year ended March 31, 2005, the Company issued 115,000 shares of common stock and warrants to purchase 115,000 shares of common stock for subscriptions receivable in the amount of $28,750

During the year ended March 31, 2005, the Company issued 14,500,000 warrants to purchase common stock for services rendered.  The warrants were recorded at $4,347,100 or approximately $.30 per warrant.

During the year ended March 31, 2005, 3,100,000 shares of common stock were returned to the Company for cancellation.

During the nine months ended December 31, 2005, the Company issued 21,870,000 shares of common stock for services valued at $5,467,500, or approximately $.25 per share.

During the nine months ended December 31, 2005, the Company issued 5,625,000 warrants to purchase common stock for services valued at $1,361,761, or approximately $.26 per warrant.

During the nine months ended December 31, 2005, the Company issued 1,075,555 warrants to purchase common stock for accrued salary valued at $143,000.  The warrants were valued at $215,194 and additional compensation of $72,194 was recorded, or approximately $.20 per share.

During the nine months ended December 31, 2005, the Company issued 167,875 warrants to purchase common stock in connection with the issuance of $335,750 in convertible debentures and allocated proceeds received of $27,334, or approximately $.16 per share to the warrants.  A corresponding discount was recorded for the convertible debentures.

During the nine months ended December 31, 2005, the Company bought back a total of 536,000 shares of common stock valued at $64,850.

During the nine months ended December 31, 2005, the Company transferred 100,000 shares of its treasury stock for reduction of debt of $5,810 and for services valued at $14,190, or approximately $.20 per share.

During the nine months ended December 31, 2005, 10,500,000 warrants to purchase common stock were returned to the Company for cancellation.

During the nine months ended December 31, 2005, 9,250,000 shares of common stock were purchased with warrants for $9,250, or approximately $.001 per share.

During the nine months ended December 31, 2005, the Company issued 1,000,000 shares in exchange for $100,000 of advance from related parties, valued at approximately $.10 per share.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6- CAPITAL STOCK [Continued]

During the nine months ended December 31, 2005, the Company issued 250,000 warrants in exchange for $50,000 of advance from related parties, valued at approximately $.20 per share.

During the nine months ended December 31, 2005, 838,462 shares of common stock and 162,500 warrants were purchased for $100,000.  The Company allocated proceeds of $77,616, or approximately $.09 per share.  The Company allocated proceeds of $22,384 to the warrants, or approximately $0.17 per share.

During the nine months ended December 31, 2005 an officer of the Company forgave accrued payroll totaling $60,000.  Due to the related party nature of the debt forgiveness, the Company recorded the forgiveness as a capital contribution.

A summary of the status of the warrants granted at March 31, 2005 and 2004 and changes during the years then ended is presented below.

	For the Nine Months Ended December 31, 2005		For the Year Ended March 31, 2005
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price

Outstanding at beginning of period	17,843,954	$ .06	931,000	$ .50
Granted	7,280,930.19		16,912,954.03
Exercised	9,250,000.001		-	-
Forfeited	10,500,000.001		-	-
Expired	-	-	-	-

Outstanding at end of period	5,374,884	$ .19	17,843,954	$ .06

Weighted average fair value of options
granted during the period	7,280,930	$ .19	16,912,954	$ .03

The fair value of each warrant granted is estimated on the date granted using the Black-Scholes pricing model, with the following assumptions used for the grants during fiscal 2005: risk-free interest rate of 1.79%, expected dividend yield of zero, expected lives of 2 years and expected volatility of 318%.  The following assumptions were used for options granted during fiscal 2006: risk-free interest rate of between 2.80% and 4.18%, expected dividend yield of zero, expected lives of 5 years and expected volatility of between 190% and 248%.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6- CAPITAL STOCK [Continued]

A summary of the status of the warrants outstanding at December 31, 2005 is presented below:

Range of Exercise Price	Warrants Outstanding			Warrants Exercisable
	Number Outstanding	Weighted-Average Remaining Contractual Life	Weighted-Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$ .001	125,000	1.2 years	$ .001	125,000	$ .001
.05	2,956,668	4.3 years	.05	2,956,668.05
.10	250,000	4.5 years	.10	250,000.10
.20	325,000	5.0 years	.20	325,000.20
.40	87,500	4.9 years	.40	87,500.40
.50	1,086,000	0.1 years	.50	1,086,000.50
1.00	544,716	2.9 years	1.00	544,716	1.00
$.001-1.00	5,374,884	3.3 years	$ .10	5,374,884	$ .10

Reservation of Subsidiary Stock - In February 2003, Subsidiary’s Board of Directors resolved to reserve 1,000,000 shares of Subsidiary’s common stock to be issued under options to employees, advisors and consultants.

Stock Option Plan - In November 1999, the Board of Directors of Parent adopted and the stockholders at that time approved the 1999 Stock Option Plan (“the Plan”).  The Plan provides for the granting of qualified and non-qualified stock options to purchase up to 2,000,000 shares of common stock to directors, officers, advisors and employees of the Company as well as to employees of companies that do business with the Company.  Awards under the plan will be granted as determined by the Stock Option Committee of the Board of Directors.  The Plan limits awards to directors, officers and employees to $100,000 of compensation per year.  The options will expire after 10 years or 5 years if the option holder owns at least 10% of the common stock of the Company.  The exercise price of a non-qualified option must be at least 85% of the market price on the date of issue.  The exercise price of a qualified option must be at least equal to the market price or 110% of the market price on the date of issue if the option holder owns at least 10% of the common stock of the Company.  At December 31, 2005, no awards had been made and total awards available to be granted from the Plan amounted to 2,000,000 shares.

NOTE 7 - INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes”.  SFAS No. 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 - INCOME TAXES [Continued]

The Company has available at December 31, 2005 unused net operating and capital loss carryforwards of approximately $10,500,000 and $67,000 which may be applied against future taxable income and which expire in 2026 and 2010.  The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined.  Because of the uncertainty surrounding the realization of the net deferred tax assets, the Company has established a valuation allowance equal to their tax effect and, therefore, no deferred tax asset has been recognized.  The net deferred tax assets, which consist of deferred compensation, tax basis of fixed assets in excess of book basis and net operating and capital loss carryforwards, are approximately $2,400,000 and $795,000 as of December 31, 2005 and March 31, 2005, respectively, with an offsetting valuation allowance of the same amount, resulting in a change in the valuation allowance of approximately $1,605,000 for the nine months ended December 31, 2005.

NOTE 8 - RELATED PARTY TRANSACTIONS

Advances from Related Party - Officers and shareholders of the Company have made payments on behalf of the Company and cash advances to the Company totaling $106,892.

Management Compensation - As of December 31, 2005, the Company has accrued salary owed to officers/shareholders of the Company of $3,000.  On December 31, 2005, certain officers of the Company who were owed accrued compensation agreed to accept warrants to purchase common stock in lieu of receiving cash for such accrued compensation totaling $143,000. Salary expense to the officers/shareholders for the nine months ended December 31, 2005 and 2004 amounted to cash payments of $90,000 and $46,500, respectively.  The Company also issued 1,575,555 and 0 warrants valued at $312,644 and $0, and also issued 22,700,000 and 2,540,000 shares of common stock valued at $5,675,000 and $635,000, respectively, as compensation to officers/shareholders.

NOTE 9 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplate continuation of the Company as a going concern.  However, the Company has incurred significant losses in recent years and has a stockholders’ deficit.  Further, the Company has current liabilities in excess of current assets.  These factors raise substantial doubt about the ability of the Company to continue as a going concern.  In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans or through additional sales of their common stock.  There is no assurance that the Company will be successful in raising this additional capital or in achieving profitable operations.  The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 - LOSS PER SHARE

The following data shows the amounts used in computing loss per share:

	For the Three Months Ended December 31,		For the Nine Months Ended December 31,
	2005	2004	2005	2004

Loss from continuing operations (numerator)	$ (470,915)	$ (395,670)	$ (8,253,077)	$ (2,359,524)

Loss from discontinued operations (numerator)	-	-	(66,428)	-

Gain (loss) on disposal of discontinued operations (numerator)	-	-	(415)	-

Loss available to common shareholders (numerator)	$ (470,915)	$ (395,670)	$ (8,319,920)	$ (2,359,524)

Weighted average number of common shares outstanding used in loss per share for the period (denominator)	64,881,326	37,943,900	57,628,535	37,020,969

At December 31, 2005, the Company had outstanding warrants and notes payable convertible into shares of common stock, which were not used in the computation of loss per share because their effect would be anti-dilutive.  Dilutive loss per share was not presented, as the Company had no common stock equivalent shares for all periods presented that would affect the computation of diluted loss per share.

NOTE 11 - COMMITMENTS AND CONTINGENCIES

Investors Relations Agreement - In February 2005, the Company signed an investors’ relations agreement with CCG Investor Relations for investor relations services.  The agreement calls for the Company to pay a retainer of $6,000 per month.  In addition, the Company will also issue 50,000 shares of common stock each month under the agreement.  The term of this agreement shall be for the period March 1, 2005 through August 31, 2005 and continuing on a month-to-month basis thereafter unless terminated by either party by providing a thirty-day written notice.  This agreement was terminated in May 2005.

In August 2005, the Company signed an investors’ relations agreement with Wall Streets Inside Reporter, Inc. for consulting services.  The agreement calls for the Company to issue 500,000 shares of free trading common stock and 1,000,000 shares of restricted common stock.  The term of this agreement shall be for six months beginning on August 22, 2005 unless terminated by either party.  This agreement was terminated in September 2005.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 - COMMITMENTS AND CONTINGENCIES [Continued]

In August 2005, the Company signed a consulting agreement with an individual for consulting services.  The agreement calls for the Company to issue 500,000 shares of free trading common stock.  The term of this agreement shall be for six months beginning on August 15, 2005.

In September 2005, the Company signed an investors’ relations agreement with KBM Consulting, Inc. for investor relations services.  The agreement calls for the Company to issue 3,000,000 shares of common stock.  This agreement was subsequently terminated on January 10, 2006.

Employment Contracts - The Company has employment contracts with three officers of the Company.  The agreement calls for the Company to pay the officers combined salaries of approximately $324,000 a year.  In addition, the Company will issue 600,000 shares of common stock quarterly under the agreement.  The terms of these contracts are for three years beginning in January 2005.

Rental Agreement - In March 2003, the Company assumed an office lease for 1,792 square feet in Fresno, California from its majority founder that expires November 30, 2007.  Rent expense for the nine months ended December 31, 2005 and 2004 was $22,376 and $13,709, respectively.  The future minimum lease payments are as follows:

Years Ended December 31:

2006

$

34,179

2007

34,863

2008

5,820

2009

-

________

Total

$

74,862

________

NOTE 12 – SUBSEQUENT EVENTS

Common Stock – In January 2006, the Company issued 4,225,000 shares of common stock for services valued at $1,056,250, or approximately $.25 per share.

In January 2006, the Company issued 125,000 shares of common stock upon exercise of warrants for $125, or approximately $.001 per share.

In January 2006, the Company issued 740,000 shares of common stock upon exercise of warrants for $74,000 or approximately $.10 per share.

In January 2006, the Company cancelled 3,000,000 shares of common stock in connection with the termination of a consulting agreement.

In January 2006, the Company signed a consulting agreement with Core Consulting Group for consulting services.  The agreement calls for the Company to issue 560,000 shares of restricted common stock.

In February 2006, the company signed a consulting agreement with an individual for consulting services.  The agreement calls for the Company to issue 200,000 shares of free trading common stock.

In February 2006, the Company signed a consulting agreement with an individual for consulting services.  The agreement calls for the Company to issue 50,000 shares of free trading common stock.

In February 2006, the Company signed a consulting agreement with an individual for consulting services. The agreement calls for the company to issue 10,000 shares of free trading common stock.

In February 2006, the Company signed a consulting agreement with an individual for consulting services.  The agreement calls for the company to issue 300,000 shares of free trading common stock.

In February 2006, the Company signed a consulting agreement with an individual for consulting services.  The agreement calls for the company to issue 250,000 shares of free trading common stock.

In February 2006, the Company signed a consulting agreement with Sussex Avenue Partners, LLC for consulting services.  The agreement calls for the Company to issue 300,000 shares of restricted common stock.

For the Fiscal Year Ended March 31, 2005

REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

Board of Directors

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

Fresno, California

We have audited the accompanying consolidated balance sheet of Face Print Global Solutions, Inc. and Subsidiary at March 31, 2005, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years ended March 31, 2005 and 2004.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Face Print Global Solutions, Inc. and Subsidiary as of March 31, 2005, and the results of its operations and its cash flows for the years ended March 31, 2005 and 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 9 to the financial statements, the Company has not yet been successful in establishing profitable operations.  Further, the Company has current liabilities in excess of current assets.  These factors raise substantial doubt about the ability of the Company to continue as a going concern.  Management’s plans in regards to these matters are also described in Note 9.  The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

PRITCHETT, SILER & HARDY, P.C.

April 20, 2005

Salt Lake City, Utah

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET

ASSETS

CURRENT ASSETS:
Cash	$ -
Accounts receivable	-
Inventory	-

Total Current Assets	-

PROPERTY AND EQUIPMENT, net	10,735
$ 10,735

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES:
Bank overdraft	$ 4,534
Accounts payable	63,812
Accrued expenses	213,876
Advance from related party	100,213
Accrued payroll	65,000
Accrued interest	35,723

Total Current Liabilities	483,158

CONVERTIBLE NOTES PAYABLE – related party
(net of discount of $3,424)	31,576

Total Liabilities	514,734

STOCKHOLDERS’ EQUITY (DEFICIT)
Common stock, no par value, unlimited number
of shares authorized, 39,326,364 shares issued and outstanding	2,805,862
Additional paid in capital	4,956,165
Stock subscriptions receivable	(28,750)
Deficit accumulated during the development stage	(8,237,276)

Total Stockholders’ Equity (Deficit)	(503,999)
$ 10,735

The accompanying notes are an integral part of this consolidated financial statements.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Years Ended March 31,

	2005	2004

REVENUE	$ 13,412	$ 41,241

COST OF GOODS SOLD	11,856	8,765

GROSS PROFIT	1,556	32,476

EXPENSES:
Selling	36,561	57,196
General and administrative	6,849,449	907,284

Total Expenses	6,886,010	964,480

LOSS BEFORE OTHER INCOME
(EXPENSE)	(6,884,454)	(932,004)

OTHER INCOME (EXPENSE):
Interest expense	(128,092)	(9,303)

LOSS BEFORE INCOME TAXES	(7,012,546)	(941,307)

CURRENT TAX EXPENSE	-	-

DEFERRED TAX EXPENSE	-	-

NET LOSS	$ (7,012,546)	$ (941,307)

LOSS PER COMMON SHARE	$ (.18)	$ (.03)

The accompanying notes are an integral part of this consolidated financial statements.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

For the Years Ended March 31, 2005 and 2004

	Common Stock		Deficit Accumulated During the Development Stage	Subscription Receivable	Additional Paid Capital	Total
	Shares	Amount
BALANCE, March 31, 2003	33,070,000	$ 240,860	$ (283,423)	$ (13,750)	$ -	$ (56,313)

Collection of subscription receivable	-	-	-	13,750	-	13,750

Common Stock issued for cash valued at $.25 per share	731,000	92,936	-	-	89,814	182,750

Common Stock issued for debt valued at $.25 per share	163,072	20,732	-	-	20,036	40,768

Common Stock issued for services valued at $.25 per share	1,286,928	317,196	-	-	4,537	321,733

Net loss for period ended March 31, 2004	-	-	(941,307)	-	-	(941,307)

BALANCE , March 31, 2004	35,251,000	$ 671,724	$ (1,224,730)	$ -	$ 114,387	$ (438,619)

Cancellation of common stock valued at $.01 per share	(3,100,000)	-	-	-	-	-

Common Stock issued for cash valued at $.25 per share	40,000	5,085	-	-	4,915	10,000

Common Stock issued for debt valued at $.50 per share	1,437,364	718,682	-	-	-	718,682

Common Stock issued for services valued at $.25 per share	5,583,000	1,395,750	-	-	-	1,395,750

Common stock issued for subscription receivable valued at $.25 per share	115,000	14,621	-	(28,750)	14,129	-

Warrants issued to CEO for debt and services valued at $.21 per share	-	-	-	-	390,707	390,707

Warrants issued for services valued at $.30 per share	-	-	-	-	4,347,100	4,347,100

Warrants issued with debt valued at $.15 per share	-	-	-	-	81,014	81,014

Warrants issued for debt valued at $.25 per share	-	-	-	-	3,913	3,913

Net loss for the period ended March 31, 2005	-	-	(7,012,546)	-	-	(7,012,546)

BALANCE, March 31, 2005	39,326,364	$2,805,862	$(8,237,276)	$ (28,750)	$ 4,956,165	$(503,999)

T he accompanying notes are an integral part of th ese consolidated financial statements.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended March 31,

	2005	2004

Cash Flows from Operating Activities:
Net loss	$(7,012,546)	$(941,307)
Adjustments to reconcile net loss to net cash (used)
by operating activities:
Depreciation	5,905	2,923
Amortization of discount	81,504	-
Non-cash services for stock	5,851,389	335,482
Warrants issued in lieu of cash	282,167	-
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	131	(131)
(Increase) decrease in inventory	48,292	(48,292)
Decrease (increase) in prepaid expenses	2,753	(2,753)
Increase in accounts payable	29,593	30,376
Increase in accrued expenses	212,803	10,376
(Decrease) increase in accrued payroll and taxes	(151,333)	179,437
Increase in accrued interest	35,723	-

Net cash (Used) by Operating Activities	(613,619)	(433,889)

Cash Flows from Investing Activities
Purchase of property and equipment	(2,289)	(13,978)

Net Cash (Used) by Investing Activities	(2,289)	(13,978)

Cash Flows from Financing Activities:
Bank overdraft	4,534	-
Advances from related party	531,136	275,194
Proceeds from issuance of common stock	10,000	182,751
Proceeds from issuance of convertible notes	60,000	-

Net Cash Provided by Financing Activities	605,670	457,945

Net Increase (Decrease) in Cash	(10,238)	10,078

Cash at Beginning of Period	10,238	160

Cash at End of Period	$ -	$ 10,238

Supplemental Disclosures of Cash Flow Information:
Cash paid during the period for:
Interest	$ -	$ -
Income taxes	$ -	$ -
Note payable paid with issuance of stock	$ 718,682	$ 40,768

The accompanying notes are an integral part of this consolidated financial statement.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS (cont.)

Supplemental Schedule of Non-cash Investing and Financing Activities :

For the year ended March 31, 2005:

During the year ended March 31, 2005, the Company extended $718,682 of related party advances into     seven notes payable of $250,000, $250,000, $92,170, $56,512, $25,000, $20,000, and $25,000.

During the year ended March 31, 2005, the Company converted $718,682 of related party notes payable into common stock at $.50 per share.  As a result of this conversion, 1,437,364 shares of common stock were issued.

During the year ended March 31, 2005 the Company issued a total of 5,583,000 shares of common stock for services valued at $1,395,750.

In connection with the issuance of $718,682 in convertible debentures, the Company issued 521,841 warrants to purchase common stock and allocated proceeds received of approximately $.15 per share to the warrants.  A corresponding discount was recorded for the convertible debentures.

In connection with the issuance of $35,000 in convertible debentures, the Company issued 17,500  warrants to purchase common stock and allocated proceeds received of approximately $.25 per share to the warrants.  A corresponding discount was recorded for the convertible debentures.

The Company issued 115,000 shares of common stock and warrants to purchase 115,000 shares of common stock for subscriptions receivable in the amount of $28,750 or approximately $.127 per share and $.123 per warrant.

The Company issued 14,500,000 warrants to purchase common stock for services rendered.  The warrants were recorded at $4,347,100 or approximately $.30 per share.

The Company issued 1,881,113 warrants to purchase common stock for reduction of accrued debt of $282,167 and for services of $108,540 or approximately $.21 per share.

For the year ended March 31, 2004:

The Company issued 163,072 shares of common stock and 163,072 warrants to purchase common stock for payment of debt of $40,768.

The Company issued 36,928 shares of common stock and 36,928 warrants to purchase common stock for services, valued at $9,232.

The accompanying notes are an integral part of these consolidated financial statements.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization - FacePrint Global Solutions, Inc. (“Parent”) was organized under the laws of the State of Wyoming on November 12, 1999 as Dostuk Holdings, Inc.  Parent had been inactive since its inception.  In March 2003, Parent changed its name to Face Print Global Solutions, Inc.

FacePrint Global Solutions, Inc. (“Subsidiary”) was organized under the laws of the State of California on January 30, 2003.  On March 31, 2003, Parent acquired Subsidiary pursuant to an Agreement and Plan of Reorganization signed March 17, 2003.  The agreement called for Parent to issue 24,070,000 shares of its common stock to the former shareholders of Subsidiary for all 24,070,000 outstanding shares of Subsidiary’s common stock wherein Subsidiary became a wholly-owned subsidiary of Parent [See Note 2].  The acquisition has been accounted for as a recapitalization of Subsidiary in a manner similar to a reverse purchase.  Accordingly, the equity transactions have been restated to reflect the recapitalization of Subsidiary and the operations of Parent prior to the date of acquisition have been eliminated.  The financial statements reflect the operations of Subsidiary from its inception.

Face Print Global Solutions, Inc. and Subsidiary (“the Company”) plans to develop and market facial recognition software.  The Company also has been marketing playing cards printed with custom faces.  The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

Consolidation - The consolidated financial statements include the accounts of Parent and its wholly-owned Subsidiary.  All significant intercompany transactions have been eliminated in consolidation.

Fiscal Year - The Company’s fiscal year-end is March 31st.

Cash and Cash Equivalents - The Company considers all highly-liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

Accounts and Loans Receivable - The Company records accounts and loans receivable at the lower of cost or fair value.  The Company determines the lower of cost or fair value of non-mortgage loans on an individual asset basis.  The Company recognizes interest income on an account receivable based on the stated interest rate for past-due accounts over the period that the account is past due.  The Company recognizes interest income on a loan receivable based on the stated interest rate over the term of the loan.  The Company accumulates and defers fees and costs associated with establishing a receivable to be amortized over the estimated life of the related receivable.  The Company estimates allowances for doubtful accounts and loan losses based on the aged receivable balances and historical losses.  The Company records interest income on delinquent accounts and loans receivable only when payment is received.  The Company first applies payments received on delinquent accounts and loans receivable to eliminate the outstanding principal.  The Company charges off uncollectible accounts and loans receivable when management estimates no possibility of collecting the related receivable.  The Company considers accounts and loans receivable to be past due or delinquent based on contractual terms.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [Continued]

Inventory - Inventory is stated at the lower of cost or market using the first-in, first-out  (“FIFO”) method [See Note 3].

Property and Equipment - Property and equipment are stated at cost.  Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized upon being placed in service.  Expenditures for maintenance and repairs are charged to expense as incurred.  Depreciation is computed using the straight-line method over the estimated useful lives of the assets of three years.  In accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, the Company periodically reviews their property and equipment for impairment.

Website Costs - The Company has adopted the provisions of Emerging Issues Task Force 00-2, “Accounting for Web Site Development Costs.”  Costs incurred in the planning stage of a website are expensed as research and development while costs incurred in the development stage are capitalized and amortized over the life of the asset, estimated to be five years.  As of March 31, 2005, the Company has capitalized a total of $6,222 of website costs which are included in property and equipment.  The Company did not incur any planning costs and did not record any research and development costs for the years ended March 31, 2005 and 2004.

Intangible Assets - The Company accounts for their intangible assets in accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets”.  SFAS No. 142 establishes three classifications for intangible assets including definite-life intangible assets, indefinite-life intangible assets and goodwill and requires different accounting treatment and disclosures for each classification.  In accordance with SFAS No. 142, the Company periodically reviews their intangible assets for impairment.  No impairment was recorded during the twelve months ended March 31, 2005 and 2004.  Amortization expense for the years ended March 31, 2005 and 2004 was $0 and $0, respectively.

Revenue Recognition - The Company’s revenue has come from the sale of custom playing cards.  The Company recognized revenue when rights and risk of ownership have passed to the customer, there is persuasive evidence of a sales arrangement, product has been shipped or delivered to the customer, the price and terms are finalized and collection of the resulting receivable is reasonably assured.  Products are shipped FOB shipping point at which time title passes to the customer because there is no right of return after shipment.

Advertising Costs - Advertising costs are charged to operations when incurred.  The Company expensed $36,500 and $56,675 in advertising costs during the years ended March 31, 2005 and 2004, respectively.

Stock-Based Compensation - The Company has one stock-based employee compensation plan [See Note 6].  The Company accounts for its plan under the recognition and measurement principles of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” and related Interpretations.  The Company has not issued any stock options or warrants under the plan.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [Continued]

Research and Development – The Company expenses research and development as incurred.  For the years ended March 31, 2005 and 2004, respectively, the Company expensed $50,000 and $0 in research and development.

Income Taxes – The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” [See Note 7].

Loss Per Share – The computation of loss per share is based on the weighted average number of shares outstanding during the period presented in accordance with Statement of Financial Accounting Standards No. 128, “Earnings Per Share” [See Note 10].

Accounting Estimates – The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reported period.  Actual results could differ from those estimated.

Recently Enacted Accounting Standards – Statement of Financial Accounting Standards (“SFAS”) No. 151, “Inventory Costs – an amendment of ARB No. 43, Chapter 4”, SFAS No. 152, “Accounting for Real Estate Time-Sharing Transactions – an amendment of FASB Statements No. 66 and 67”, SFAS No. 153, “Exchanges of Nonmonetary Assets – an amendment of APB Opinion No. 29”, and SFAS No. 123 (revised 2004), “Share-Based Payment”, were recently issued.  SFAS No. 151, 152, 153 and 123 (revised 2004) have no current applicability to the Company or their effect on the financial statements would not have been significant.

Restatement – The financial statements have been restated for all periods presented to reflect the recapitalization of Subsidiary [See Note 2].

Reclassification – The financial statements for periods prior to March 31, 2005 have been reclassified to conform to the headings and classifications used in the March 31, 2005 financial statements.

NOTE 2 – AGREEMENT AND PLAN OF REORGANIZATION

On March 17, 2003, Parent and Subsidiary entered into an Agreement and Plan of Reorganization whereby Parent agreed to acquire 100% of Subsidiary in a stock for stock exchange.  The agreement called for Parent to issue 24,070,000 shares of common stock to the former shareholders of Subsidiary for all 24,070,000 outstanding shares of Subsidiary’s common stock.  The Company has accounted for the acquisition as a recapitalization of Subsidiary in a manner similar to a reverse purchase.  Accordingly, the equity transactions have been restated to reflect the recapitalization of Subsidiary and the operations of Parent prior to the date of acquisition have been eliminated.  The financial statements reflect the operations of Subsidiary from its inception.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - INVENTORY

Inventory consists of the following at:

	March 31, 2005	March 31, 2004
Finished goods	$ 36,974	$ 48,292
Allowance for obsolete inventory	(36,974)	-

Total Inventory	$ -	$ 48,292

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following at:

	March 31, 2005	March 31, 2004

Office furniture and equipment	$ 13,778	$ 11,490
Website	6,222	6,222
	20,000	17,712

Less: Accumulated depreciation	(9,265)	(3,361)

Net Property and Equipment	$ 10,735	$ 14,351

Depreciation expense for the years ended March 31, 2005 and 2004 was $5,905 and $2,923, respectively.

NOTE 5 - CONVERTIBLE NOTES PAYABLE – RELATED PARTIES

The Company issued a $5,000 convertible note payable with a discount of $532 to Julie Kemp.  The note accrues interest at 10% per annum, is due January 2007 and is convertible into common stock at $.50 per share.  At March 31, 2005 the remaining discount to be amortized is $465.

The Company issued a $20,000 convertible note payable with a discount of $2,127 to Michel Carrier.  The note accrues interest at 10% per annum, is due January 2007 and is convertible into common stock at $.50 per share.  At March 31, 2005 the remaining discount to be amortized is $1,861.

The Company issued a $10,000 convertible note payable with a discount of $1,255  to Marion Paradis.  The note accrues interest at 10% per annum, is due January 2007 and is convertible into common stock at $.50 per share.  At March 31, 2005 the remaining discount to be amortized is $1,098.

During the year ended March 31, 2005 the Company extended $718,682 of related party advances into seven notes payable.  The notes were later converted into common stock.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 - CAPITAL STOCK

Common Stock - The Company has authorized an unlimited number of shares of no par value common stock.  In January 2003, in connection with their organization, the Company issued 24,070,000 shares of their previously authorized but unissued common stock to various individuals including 13,510,000 which was issued to an officer/shareholder of the Company.  The shares were issued for a subscription receivable of $13,750 and for services rendered valued at $226,950 (or $.01 per share).  The Company collected the entire $13,750 subscription receivable in August 2003.

In March 2003, Parent entered into an Agreement and Plan of Reorganization with Subsidiary, which has been accounted for as a recapitalization of Subsidiary [See Note 2].

During the year ended March 31, 2005, in connection with the issuance of $718,682 in convertible debentures, the Company issued 359,341 warrants to purchase common stock.  The Company converted the $718,682 in notes payable into common stock at $.50 per share.  The total amount of shares issued as a result of this conversion was 1,437,364.

During the year ended March 31, 2005, the Company issued 5,583,000 shares of common stock for services valued at $1,395,750, approximately $.25 per share.

During the year ended March 31, 2005, the Company issued 40,000 shares of common stock and warrants to purchase 40,000 shares of common stock for $10,000 cash, approximately $.127 per share and $.123 per warrant.

During the year ended March 31, 2005, the Company converted accrued salary to 1,881,113 warrants to purchase common stock in lieu of wages valued at $282,167.  The warrants were valued at $390,707 and additional compensation of $108,540 was recorded.

In connection with the issuance of $35,000 in convertible debentures, the company issued 17,500 warrants to purchase common stock and allocated proceeds received of approximately $.25 per share to the warrants.  A corresponding discount was recorded for the convertible debentures.

The Company issued 115,000 shares of common stock and warrants to purchase 115,000 shares of common stock for subscriptions receivable in the amount of $28,750

The Company issued 14,500,000 warrants to purchase common stock for services rendered.  The warrants were recorded at $4,347,100 or approximately $.30 per share.

During the year ended March 31, 2005, 3,100,000 shares of common stock were returned to the Company for cancellation.

During the year ended March 31, 2004, the Company issued 163,072 shares of common stock and 163,072 warrants to purchase common stock for payment of debt of $40,768, approximately $.127 per share and $.123 per warrant.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6- CAPITAL STOCK [Continued]

During the year ended March 31, 2004, the company issued 36,928 shares of common stock and 36,928 warrants to purchase common stock for services, valued at $9,232, approximately $.127 per share and $.123 per warrant.

During the year ended March 31, 2004, the Company issued 1,250,000 shares of common stock for services valued at $312,500, approximately $.25 per share.

During the year ended March 31, 2004, the Company issued 731,000 shares of common stock and 731,000 warrants to purchase common stock for cash of $182,750, approximately $.127 per share and $.123 per warrant.

A summary of the status of the warrants granted at March 31, 2005 and 2004 and changes during the years then ended is presented below.

	For the Year Ended March 31,
	2005		2004
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price

Outstanding at beginning of period	931,000	$ .50	-	$ -
Granted	16,912,954.03		931,000.50
Exercised	-	-	-	-
Forfeited	-	-	-	-
Expired	-	-	-	-

Outstanding at end of period	17,843,954	$ .06	931,000	$ .50

Weighted average fair value of options granted during the period	16,912,954	$ .03	931,000	$ .50

The fair value of each warrant granted is estimated on the date granted using the Black-Scholes pricing model, with the following assumptions used for the grants during 2004: risk-free interest rate of 1.79%, expected dividend yield of zero, expected lives of 2 years and expected volatility of 318%.  The following assumptions were used for options granted during 2005: risk-free interest rate of between 2.80% and 4.18%, expected dividend yield of zero, expected lives of 5 years and expected volatility of between 197% and 248%.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6- CAPITAL STOCK [Continued]

A summary of the status of the warrants outstanding at March 31, 2005 is presented below:

Range of Exercise Price	Warrants Outstanding			Warrants Exercisable
	Number Outstanding	Weighted-Average Remaining Contractual Life	Weighted-Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$ .001	14,500,000	4.8 years	$ .001	14,500,000	$ .001
.05	1,881,113	5.0 years	.05	1,881,113.05
.50	1,086,000	0.6 years	.50	1,086,000.50
1.00	376,841	4.3 years	1.00	376,841	1.00
$.001-1.00	17,843,954	4.6 years	$ .07	17,843,954	$ .07

Reservation of Subsidiary Stock - In February 2003, Subsidiary’s Board of Directors resolved to reserve 1,000,000 shares of Subsidiary’s common stock to be issued under options to employees, advisors and consultants.

Stock Option Plan - In November 1999, the Board of Directors of Parent adopted and the stockholders at that time approved the 1999 Stock Option Plan (“the Plan”).  The Plan provides for the granting of qualified and non-qualified stock options to purchase up to 2,000,000 shares of common stock to directors, officers, advisors and employees of the Company as well as to employees of companies that do business with the Company.  Awards under the plan will be granted as determined by the Stock Option Committee of the Board of Directors.  The Plan limits awards to directors, officers and employees to $100,000 of compensation per year.  The options will expire after 10 years or 5 years if the option holder owns at least 10% of the common stock of the Company.  The exercise price of a non-qualified option must be at least 85% of the market price on the date of issue.  The exercise price of a qualified option must be at least equal to the market price or 110% of the market price on the date of issue if the option holder owns at least 10% of the common stock of the Company.  At March 31, 2005, no awards had been made and total awards available to be granted from the Plan amounted to 2,000,000 shares.

NOTE 7 - INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes”.  SFAS No. 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7 – INCOME TAXES [Continued]

The Company has available at March 31, 2005 unused operating loss carryforwards of approximately $3,464,000 which may be applied against future taxable income and which expire in 2025.  The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined.  Because of the uncertainty surrounding the realization of the net deferred tax assets, the Company has established a valuation allowance equal to their tax effect and, therefore, no deferred tax asset has been recognized.  The net deferred tax assets, which consist of deferred compensation, tax basis of fixed assets in excess of book basis and net operating loss carryforwards, are approximately $795,000 and $238,000 as of March 31, 2005 and 2004, respectively, with an offsetting valuation allowance of the same amount, resulting in a change in the valuation allowance of approximately $557,000 for the year ended March 31, 2005.

NOTE 8 - RELATED PARTY TRANSACTIONS

Advances from Related Party - At March 31, 2005 and 2004 the Company had outstanding advances from officers and shareholders of the Company of $100,213 and $262,759, respectively.  During fiscal year 2005, $718,682 of the advances were converted into convertible notes payable which were also later converted into common stock.  The remaining balance of advances bear no interest and are due on demand.

Management Compensation - In January 2003, the Company issued 13,510,000 shares of common stock to an officer/shareholder of the Company for services rendered valued at $135,100 [See Note 6].  Salary expense to the officer/shareholder for the twelve months ended March 31, 2005 and 2004 amounted to $130,500 and $130,000, respectively.

Office Space - Prior to July 2003, the Company did not have a need to rent office space and an officer/shareholder of the Company allowed the Company to use his offices as a mailing address, as needed, at no expense to the Company.

NOTE 9 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplate continuation of the Company as a going concern.  However, the Company was only recently formed and has not yet been successful in establishing profitable operations.  Further, the Company has current liabilities in excess of current assets.  These factors raise substantial doubt about the ability of the Company to continue as a going concern.  In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans or through additional sales of their common stock.  There is no assurance that the Company will be successful in raising this additional capital or in achieving profitable operations.  The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 - LOSS PER SHARE

The following data shows the amounts used in computing loss per share:

	For the Years Ended March 31,
	2005	2004

Loss from operations available to common shareholders (numerator)	$ (7,012,546)	$ (941,307)

Weighted average number of common shares outstanding used in loss per share for the period (denominator)	38,200,608	34,001,003

At March 31, 2005, the Company had outstanding warrants and notes payable convertible into shares of common stock, which were not used in the computation of loss per share because their effect would be anti-dilutive.  Dilutive loss per share was not presented; as the Company had no common stock equivalent shares for all periods presented that would affect the computation of diluted loss per share.

NOTE 11 - COMMITMENTS AND CONTINGENCIES

Advertising Agency Agreement - In October 2003, the Company signed an Advertising Agency Agreement with Internet Advertising Group, Inc. for advertising.  The agreement calls for the Company to purchase at least $20,000 of advertising per month beginning November 2003.  The agreement is cancelable upon 30-days written notice beginning February 1, 2004.  The Company has terminated the agreement and entered into a settlement during November 2004 wherein consideration totaling approximately $90,000 was paid.

Investors Relations Agreement - In February 2005, the Company signed an investors relations agreement with CCG Investor Relations for investor relations services.  The agreement calls for the Company to pay a retainer of $6,000 per month.  In addition, the Company will also issue 50,000 shares of common stock each month under the agreement.  The term of this agreement shall be for the period March 1, 2005 through August 31, 2005 and continuing on a month-to-month basis thereafter unless terminated by either party by providing a thirty- day written notice.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 – COMMITMENTS AND CONTINGENCIES [Continued]

Rental Agreement – In March 2003, Face Print assumed an office lease for 1,792 square feet in Fresno, California from its majority founder that expires November 30, 2007.  Rent expense for fiscal 2005 and 2004 was $33,177 and $32,256, respectively.  The future minimum lease payments are as follows:

Years Ended March 31,
2006	$ 33,844
2007	34,521
2008	23,280
2009	-
Total	$ 91,645

NOTE 12 – CONCENTRATIONS

Supplier – The Company buys all of its playing cards from a single supplier.  Management believes that playing cards are a commodity that is readily available and that the loss of this supplier would not have a negative impact on the financial condition of the Company.

NOTE 13 – LICENSE

In August 2003, Face Print signed a Merchandising License Agreement with Twentieth Century Fox Licensing and Merchandising, a unit of Fox Entertainment Group, Inc. to use certain logos in producing playing cards through September 30, 2004.  The agreement requires royalties of 10% to 14% of net sales with a minimum of $200,000, of which $100,000 was prepaid and $100,000 was due on May 31, 2004.  The agreement also calls for Face Print to spend at least $600,000 in advertising the playing cards over the term of the agreement.  As of March 31, 2005 and 2004, only $36,500 and $56,675; respectively has been spent.  The first $100,000 had been expensed as of March 31, 2004.  The license was cancelled in September 2004.

NOTE 14 – SUBSEQUENT EVENTS

Subsequent to March 31, 2005, the Company has issued a total of 13,305,000 shares of common stock for services.

Subsequent to March 31, 2005, the Company has issued additional debt through advances of $1,137 and notes payable of $325,000.

101,250,000 Shares

Common Stock

FACEPRINT GLOBAL SOLUTIONS, INC.

Prospectus

March 28, 2006

You should rely only on the information contained in this prospectus.  We have not authorized anyone to provide you with information different from that contained in this prospectus or any prospectus supplement.  This prospectus is not an offer of these securities in any jurisdiction where an offer and sale is not permitted.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our common stock.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, to be paid by the Registrant in connection with the issuance and distribution of the common stock being registered. All amounts other than the SEC registration fee are estimates.

SEC Registration Fee	$ 1,603.55

Printing and Engraving Expenses	100

Legal Fees and Expenses	10,000

Accounting Fees and Expenses	10,000

Miscellaneous	500

Total	$ 22,203.55

Item 14. Indemnification of Directors and Officers

FacePrint has adopted provisions in its articles of incorporation and bylaws that limit the liability of its directors and provide for indemnification of its directors and officers to the full extent permitted under the Wyoming General Business Act. Under FacePrint's articles of incorporation, and as permitted under the Wyoming General Business Act, directors are not liable to FacePrint or its stockholders for monetary damages arising from a breach of their fiduciary duty of care as directors. Such provisions do not, however, relieve liability for breach of a director's duty of loyalty to FacePrint or its stockholders, liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, liability for transactions in which the director derived an improper personal benefit or liability for the payment of a dividend in violation of Wyoming law. Further, the provisions do not relieve a director's liability for violation of, or otherwise relieve FacePrint or its directors from the necessity of complying with, federal or state securities laws or affect the availability of equitable remedies such as injunctive relief or recision.

At present, there is no pending litigation or proceeding involving a director, officer, employee or agent of FacePrint where indemnification will be required or permitted. FacePrint is not aware of any threatened litigation or proceeding that may result in a claim for indemnification by any director or officer.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of FacePrint pursuant to the foregoing provisions, or otherwise, FacePrint has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by FacePrint of expenses incurred or paid by a director, officer or controlling person of FacePrint in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, FacePrint will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities

In the past three years, we issued and sold securities unregistered under the Securities Act of 1933, as amended, as follows:

(1)

The Company issued 24,070,000 newly issued shares on March 31, 2003 in exchange for the 24,070,000 shares of FacePrint Global Solutions, Inc., a California corporation, to 21 individuals, comprising all of the shareholders of the California corporation. Such individuals had received their 24,070,000 shares in FacePrint, a California corporation, on its incorporation in January 2003, and exchanged shares on a one-for-one basis.

No underwriter was involved. The transaction by the Company and also the issuance of the founding shares of FacePrint (California) is exempt under section 4(2) of the Securities Act of 1933 as one not involving any public solicitation or public offering. All of the 21 purchasers of Company shares were already shareholders in a closely held corporation, and eight of the 21 shareholders were directors and officers or their spouses. All of the purchasers were required to sign letters regarding their investment qualifications.

(2)

From September 2003 to October 4, 2003, FacePrint sold 503,000 Units at $.25 per Unit. Each Unit consisted of one share of common stock and a warrant to purchase one share at $.50 per share. The 503,000 Units were sold to 11 accredited investors resident in the United States. The exemption relied upon in the sales to the accredited investors was Section 4(6) of the Securities Act. All purchasers were required to sign subscription agreements regarding their status as accredited investors, as appropriate. Since all the U.S. purchasers were personal business associates of the officers and directors, no advertising or public solicitation was used by the issuer in connection with the offering. No underwriter was involved and no commissions were paid.

(3)

From September 2003 to December 8, 2003, FacePrint sold 78,000 Units at $.25 per Unit to four Canadian residents, in reliance upon the exemption of Regulation S as offers and sales not involving any U.S. jurisdictional nexus. All purchasers were required to sign subscription agreements regarding their status as non-U.S. persons. No advertising was used by the issuer in connection with the offering. No underwriter was involved and no commissions were paid.

(4)

During the fiscal year ended March 31, 2004, the company issued 931,000 shares of stock to 21 purchasers in exchange for cash of $232,750. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(5)

On May 17, 2004, we sold 40,000 shares of common stock to a private investor for $10,000, at a purchase price of $0.25 per share. We relied on Rule 505 promulgated under the Securities Act of 1933 in connection with the sale. We believe the investor to be accredited because we received written confirmation from the investor in a subscription agreement and we have no reason to doubt the validity of the subscription documents.

(6)

On May 17, 2004 we issued 1,250,000 shares of common stock to Pierre Cote in connection with his employment agreement as compensation for his services as Vice-Chairman and CEO. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(7)

On May 17, 2004 we issued 500,000 shares of common stock to Seth Horn in connection with his employment agreement as compensation for his services as CFO. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(8)

On May 17, 2004 we issued 500,000 shares of common stock to Wayne Quick in connection with his employment agreement as compensation for his services as Board member and employee. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(9)

On May 17, 2004 we issued 150,000 shares of common stock to Kayla Keophounsouk in connection with her employment agreement as compensation for her services as employee to FGS. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(10)

On May 17, 2004 we issued 75,000 shares of common stock to Daniel Simmons in connection with his employment agreement as compensation for his services as employee to FGS. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(11)

On August 25, 2004 we issued 250,000 shares of common stock to Pierre Cote in connection with his employment agreement as compensation for his services as Vice-Chairman and CEO. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(12)

On August 25, 2004 we issued 500,000 shares of common stock to Nick Cornacchia in connection with his employment agreement as compensation for his services as an employee. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(13)

On August 25, 2004 we issued 50,000 shares of common stock to Kayla Keophounsouk in connection with her employment agreement as compensation for her services as an employee. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(14)

On August 25, 2004 we issued 35,000 shares of common stock to Sylvie Traub in connection with her employment agreement as compensation for her services as an employee. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(15)

On August 25, 2004 we issued 10,000 shares of common stock to Robert Rios in connection with his employment agreement as compensation for his services as a Director. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(16)

On August 25, 2004 we issued 10,000 shares of common stock to Lyne Aquin in connection with her employment agreement as compensation for her services as an employee. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(17)

On August 25, 2004 we issued 8,000 shares of common stock to Chris Smith in connection with his consulting agreement; the services were valued at $2,000. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(18)

On September 30, 2004 we issued 250,000 shares of common stock to Pierre Cote in connection with his employment agreement as compensation for his services as Chairman and CEO. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(19)

On September 30, 2004 we issued 30,000 shares of common stock to Robert Rios in connection with his employment agreement as compensation for his services as a Director. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(20)

On September 30, 2004 we issued 50,000 shares of common stock to Kayla Keophounsouk in connection with her employment agreement as compensation for her services as employee and Secretary. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(21)

On September 30, 2004 we issued 30,000 shares of common stock to Lyne Aquin in connection with her employment agreement as compensation for her services as employee. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(22)

On October 7, 2004, we sold 55,000 shares of common stock to a private investor for $13,750, a purchase price of $0.25 per share. We relied on Rule 505 promulgated under the Securities Act of 1933 in connection with the sale. We believe the investor to be accredited because we received written confirmation from the investor in our subscription agreement and we have no reason to doubt the validity of the subscription documents.

(23)

On November 22, 2004, we sold 60,000 shares of common stock to a private investor for $15,000, a purchase price of $0.25 per share. We relied on Rule 505 promulgated under the Securities Act of 1933 in connection with the sale. We believe the investor to be accredited because we received written confirmation from the investor in our subscription agreement and we have no reason to doubt the validity of the subscription documents.

(24)

On December 1, 2004 we issued 200,000 shares of common stock to Jean-Guy Boisjoli in connection with his employment agreement as compensation for an investment of $12,750. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(25)

On December 1, 2004 we issued 50,000 shares of common stock to Gilles Gauthier in connection with an investment. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(26)

On December 31, 2004, we sold 1,297,364 shares of common stock to Pierre Cote in exchange for the retirement of $648,682 in loans to the Company. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(27)

On December 31, 2004, we sold 40,000 shares of common stock to Sylvie Traub in exchange for the retirement of $20,000 in loans to the Company. We relied on Rule 505 promulgated under the Securities Act of 1933 in connection with the sale. We believe the investor to be accredited because we received written confirmation from the investor in our subscription agreement and we have no reason to doubt the validity of the subscription documents.

(28)

On December 31, 2004, we sold 50,000 shares of common stock to Piyada Cote in exchange for the retirement of $25,000 in loans to the Company. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(29)

On January 6, 2005 we issued 250,000 shares of common stock to Pierre Cote in connection with his employment agreement as compensation for his services as Chairman and CEO. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(30)

On January 6, 2005 we issued 55,000 shares of common stock to Robert Rios in connection with his employment agreement as compensation for his services as a Director. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(31)

On January 6, 2005 we issued 50,000 shares of common stock to Kayla Keophounsouk in connection with her employment agreement as compensation for her services as employee and Secretary.

These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(32)

On January 6, 2005 we issued 30,000 shares of common stock to Lyne Aquin in connection with her employment agreement as compensation for her services as employee. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(33)

On January 6, 2005 we issued 200,000 shares of common stock to Gestion Academac, Inc. in connection with its consulting agreement; the services were valued at $50,000 and paid in shares at a rate of $0.25 per share. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(34)

On January 6, 2005 we issued 200,000 shares of common stock to Jean Lajoie in connection with his employment agreement as compensation for his services as CFO. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933. Those shares were returned to the treasury of the Company.

(35)

On March 16, 2005 we issued 50,000 shares of common stock to Coffin Partners in connection with its consulting agreement; the services were valued at $12,500 and paid in shares at a rate of $0.25 per share. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(36)

On March 16, 2005 we issued 50,000 shares of common stock to Frederic Serre in connection with his consulting agreement; the services were valued at $12,500 and paid in shares at a rate of $0.25 per share. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(37)

On March 16, 2005 we issued 1,400,000 shares of common stock to Pierre Cote in connection with his employment agreement as compensation for his services as Chairman and CEO. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(38)

On March 16, 2005 we issued 500,000 shares of common stock to Kayla Keophounsouk in connection with her employment agreement as compensation for her services as employee and Secretary. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(39)

On March 16, 2005 we issued 100,000 shares of common stock to Lyne Aquin in connection with her employment agreement as compensation for her services as employee. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(40)

On March 31, 2005, we sold 50,000 shares of common stock to Daniel Traub in exchange for the retirement of $25,000 in loans to the Company. We relied on Rule 505 promulgated under the Securities Act of 1933 in connection with the sale. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(41)

On April 21, 2005, we issued 9,105,000 shares of common stock to Pierre Cote, Kayla Keophounsouk, Lyne Aquin, Frederic Serre and Coffin Partners, LLC in connection with their employment agreement as compensation for their services as employee and consultant.  These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(42)

On April 28, 2005, we issued 4,050,000 shares of common stock to Pierre Cote, Kayla Keophounsouk, Lyne Aquin, in connection with their employment agreement as compensation for their services as employee.  These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(43)

On May 23, 2005, we issued 750,000 shares of common stock to Piyada Cote, Kayla Keophounsouk, Lyne Aquin, , in connection with their employment agreement as compensation for their services as employee.  These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(44)

On July 11, 2005, we issued 810,000 shares of common stock to Pierre Cote, Kayla Keophounsouk, Lyne Aquin, and Frederic Serre, in connection with their employment agreement as compensation for their services as employee and consultant.  These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(45)

On August 22, 2005, we issued 500,000 shares of common stock to Jean Houle, in connection with exchange for services as a Director.

(46)

On August 26, 2005, we issued 1,000,000 shares of common stock to Wall Streets Inside Reporter Inc., controlled by Michael Elliott, in connection to his contract to provide investor relations.  These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(47)

On September 9, 2005, we issued 2,700,000 shares of common stock to Starcy Sayaseng, Lyne Aquin, and  Sylvie Traub in connection with their employment agreement as compensation for their services as employee and consultant.

(48)

During the Six Months ended September 30, 2005, in connection with the issuance of $325,000 in convertible debentures, the Company issued 162,500 warrants to a single purchaser to purchase common stock and allocated proceeds received of approximately $.18 per share to the warrants.  A corresponding discount was recorded for the convertible debentures. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(49)

On October 10, 2005, we issued 7,750,000 shares of common stock to Gestion Academac, Inc. upon exercise of warrants for $7,750, or approximately, $.001 per share.

(50)

On October 17, 2005, we issued 405,000 shares of common stock to Pierre Cote, Kayla Keophounsouk, Lyne Aquin and Frederic Serre, in connection with their employment agreement as compensation for their services as employee and consultant.  These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(51)

On November 3, 2005, we issued 1,375,000 shares of common stock to Martin Longpre, Renaud Nadeau, Mario Carriere, upon exercise of warrants for $1375, or approximately, $.001 per share.

(52)

On November 9, 2005, we issued 384,615 shares of common stock to Stephen E. Saltzstein, in connection to the securities purchase agreement to purchase common stock for $50,000, or approximately $.13 per share.

(53)

On November 15, 2005, we issued 153,847 shares of common stock to Charles Allen, in connection to the securities purchase agreement to purchase common stock for $20,000, or approximately, $.13 per share.

(54)

In December 2005, in connection with the issuance of $30,000 in securities purchase agreement, the Company issued 300,000 shares of common stock, of approximately $.10 per share.  These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(55)

In January 2006, in connection with the issuance of $100,000 in convertible debentures, the Company issued 1,000,000 warrants to a single purchaser to purchase common stock and allocated proceeds received of approximately $.10 per share to the warrants.  A corresponding discount was recorded for the convertible debentures.  These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(56)

On January 10, 2006, we issued 405,000 shares of common stock to Pierre Cote, Kayla Keophounsouk, Lyne Aquin and Frederic Serre, in connection with their employment agreement as compensation for their services as employee and consultant.  These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933

(57)

On February 22, 2006, the Registrant issued 1,187,500 shares of its common stock to Cornell Capital Partners, L.P. (“Cornell”) as a commitment fee in connection with the execution of a Standby Equity Distribution Agreement (the  “Agreement”) with Cornell. The Registrant also issued 62,500 shares of its common stock to Newbridge Securities Corp.., which acted as placement agent in connection with the Agreement, and paid a $20,000 structuring fee to Yorkville Advisors, LLC, the investment manager for Cornell. The Registrant relied on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended, and the regulations promulgated thereunder, because the shares of the Registrant’s common stock were issued to sophisticated entities in a private transaction.

We believe that each transaction where securities were issued to employees and consultants in the past three years did not require registration under the Securities Act of 1933, because they did not involve any public offering and were therefore exempt transactions pursuant to Section 4(2) of the 1933 Act. Our basis for this is the fact that the securities were offered and sold to a limited number of persons, in a limited number of offers, with a limited number of shares offered. In addition, as our consultants and employees, our management believes that each of the service providers were sophisticated and able to fend for themselves and obtain the information they needed to make the decision to accept stock in lieu of cash. This is based on the fact that the service providers had access to our officers and operations and were in a position that enabled them to have access to information that would otherwise be contained in a registration statement. An appropriate legend was placed on the common stock issued to each shareholder.

All the above securities issued pursuant to Rule 505 promulgated as part of Regulation D under section 4(2) of the Securities Act of 1933 were offered and sold to a select group of investors who at the time of investment represented themselves to us to be “accredited investors” as defined in Regulation D under the Securities Act of 1933, and knowledgeable and sophisticated investors.  In addition, each investor was believed to have had such knowledge and experience in financial and business matters that such investor was capable of evaluating the merits and risks of their investment into us, and able at the time of investment to bear the economic risks of an investment in us.  We believe the investors to be accredited because we received written confirmation from the investor in our subscription agreements and we have no reason to doubt the validity of the subscription documents. An appropriate legend was placed on the common stock issued to each shareholder.

All the above securities issued pursuant to Section 4(2) of the Securities Act of 1933 were offered and sold to a limited number of offerees. In each of a limited number of offers, a limited number of shares were offered, the offering size was small, and the purchasers believed to have had such knowledge and experience in financial and business matters that such investor was capable of evaluating the merits and risks of their investment into us, and had a relationship with us enabling them to command access to information that would otherwise be contained in a registration statement. An appropriate legend was placed on the common stock issued to each shareholder.

All the above securities issued pursuant to Regulation S promulgated under the Securities Act of 1933 were offered and sold solely to “non-U.S. persons” in reliance on the exemption provided by Regulation S thereunder and an appropriate legend was placed on the common stock.

Item 16. Exhibits and Financial Statement Schedules

Exhibits

Exhibit Number                                             Description

2.1   Agreement and Plan of Reorganization between Dostuk Holdings, Inc. and FacePrint Global Solutions, Inc. (2)

3.1   Certificate of Incorporation (1)

3.1(i) Articles of Amendment (1)

3.2    Bylaws (1)
4.1    Standby Equity Distribution Agreement, dated February 22, 2006, between Cornell Capital Partners, LP and FacePrint Global Solutions, Inc. (5)
4.2    Registration Rights Agreement, dated February 22, 2006, by and between FacePrint Global Solutions, Inc. and Cornell Capital Partners, LP, in connection with the Standby Equity Distribution Agreement. (5)
4.3    Placement Agent Agreement, dated February 22, 2006, by and among FacePrint Global Solutions, Inc., Newbridge Securities Corporation and Cornell Capital Partners, L.P. (5)
4.4    Form of $0.15 Warrant, dated February 22, 2006, with a five-year term, issued to Cornell Capital Partners, LP (5)
4.5    Form of $0.20 Warrant, dated February 22, 2006, with a five-year term, issued to Cornell Capital Partners, LP (5)

4.6    Form of $0.35 Warrant, dated February 22, 2006, with a five-year term, issued to Cornell Capital Partners, LP (5)

4.7    Form of Convertible Note, Issued in 2005, attached to this filing

4.8    Form of Warrant, issued in 2005, attached to this filing

4.9    Form of Convertible Note Purchase Agreement and Registration Rights Agreement, attached to this filing
5.1    Opinion of Dieterich & Associates

10.1  FacePrint Global Solutions Subscription Agreement (4)

10.2  Stock Option Plan, filed as an Exhibit to the January 2006 Form S8 Registration Statement

10.3   Employment Agreement of Pierre Cote, attached as an exhibit to this filing

10.4   Employment Agreement of Serge Carrier, attached as an exhibit to this filing

10.5   Employment Agreement of Kayla Keophounsouk, attached as an exhibit to this filing

10.6   Contract with Longpre, attached as an exhibit to this filing.

23.1  Consent of Auditors

23.2  Consent of Dieterich & Associates (included in Exhibit 5.1)

(1) Filed with the Company's registration statement on form SB-2 on 10/17/2003.

(2) Filed with Amendment No. 1 to the Company's registration statement on form SB-2/A on 12/12/2003.

(3) Filed with the Company's registration statement on form S-8, filed on 8/10/2005.

(4) Filed with Amendment No. 1 to the Company’s registration statement on form SB-2/A on 12/23/2005.

(5) Filed with the Company Form 8-K on 2/27/2006

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made pursuant to this Registration Statement, a post-effective amendment to this registration statement:

(i)            to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii)           to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)          to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 the Registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fresno, California on this 28th day of March, 2006.

FACEPRINT GLOBAL SOLUTIONS, INC.

By: /s/ Pierre Cote
Pierre Cote
President and Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, this amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Pierre Cote	President and Chief Executive	March 28, 2006
Pierre Cote	Officer (principal executive officer)

/s/ Serge Carrier	VP Business Development and Director	March 28, 2006
Serge Carrier

/s/ Kayla Keophounsouk	Secretary	March 28, 2006
Kayla Keophounsouk

/s/ Jean Houle	Director	March 28, 2006
Jean Houle